Exhibit 2.3
CONFORMED COPY
EIGHTH SUPPLEMENTAL TRUST DEED
10 JULY 2009
VODAFONE GROUP PLC
and
THE LAW DEBENTURE TRUST CORPORATION p.l.c.
further modifying the provisions of
the Trust Deed dated 16 July 1999
relating to a
€30,000,000,000
Euro Medium Term Note Programme
For Vodafone Group Plc:
LINKLATERS LLP
One Silk Street
London EC2Y 8HQ
For The Law Debenture Trust Corporation p.l.c.:
ALLEN & OVERY LLP
One Bishops Square
London E1 6AD

THIS EIGHTH SUPPLEMENTAL TRUST DEED is made on 10 July 2009
BETWEEN:
(1)	VODAFONE GROUP Plc, a company incorporated with limited liability in England and Wales with registered number 1833679, whose registered office is Vodafone House, The Connection, Newbury, Berkshire RG14 2FN, England (the Issuer); and

(2)	THE LAW DEBENTURE TRUST CORPORATION p.l.c., a company incorporated with limited liability in England and Wales with registered number 1675231, whose registered office is at Fifth Floor, 100 Wood Street, London EC2V 7EX, England (the Trustee, which expression shall, wherever the context so admits, include such company and all other persons or companies for the time being the trustee or trustees of these presents) as trustee for the Noteholders, the Receiptholders and the Couponholders.
WHEREAS:
(A)	This Eighth Supplemental Trust Deed is supplemental to:

(i)	the Trust Deed dated 16 July 1999 (hereinafter called the Principal Trust Deed) made between the Issuer and the Trustee and relating to the €30,000,000,000 Euro Medium Term Note Programme for the issue of Notes established by the Issuer;

(ii)	the First Supplemental Trust Deed dated 4 May 2000 (the First Supplemental Trust Deed) made between the Issuer and the Trustee modifying and restating the provisions of the Principal Trust Deed;

(iii)	the Second Supplemental Trust Deed dated 31 May 2001 (the Second Supplemental Trust Deed) made between the Issuer and the Trustee further modifying and restating the provisions of the Principal Trust Deed;

(iv)	the Third Supplemental Trust Deed dated 6 June 2002 (the Third Supplemental Trust Deed) made between the Issuer and the Trustee further modifying the provisions of the Principal Trust Deed;

(v)	the Fourth Supplemental Trust Deed dated 19 July 2005 (the Fourth Supplemental Trust Deed) made between the Issuer and the Trustee further modifying and restating the provisions of the Principal Trust Deed;

(vi)	the Fifth Supplemental Trust Deed dated 19 July 2006 (the Fifth Supplemental Trust Deed) made between the Issuer and the Trustee further modifying and restating the provisions of the Principal Trust Deed;

(vii)	the Sixth Supplemental Trust Deed dated 1 August 2007 (the Sixth Supplemental Trust Deed) made between the Issuer and the Trustee further modifying the provisions of the Principal Trust Deed; and

(viii)	the Seventh Supplemental Trust Deed dated 14 July 2008 (the Seventh Supplemental Trust Deed and, together with the Principal Trust Deed, the First Supplemental Trust Deed, the Second Supplemental Trust Deed, the Third Supplemental Trust Deed, the Fourth Supplemental Trust Deed, the Fifth Supplemental Trust Deed and the Sixth Supplemental Trust Deed, the Subsisting Trust Deeds) made between the Issuer and the Trustee further modifying the provisions of the Principal Trust Deed.

(B)	On the date hereof the Issuer published a Prospectus relating to the Programme, which replaces the Prospectus dated 14 July 2008.

(C)	The parties have agreed to make certain modifications to the Subsisting Trust Deeds in the manner set out herein.
NOW THIS EIGHTH SUPPLEMENTAL TRUST DEED WITNESSES AND IT IS HEREBY AGREED AND DECLARED as follows:
1.	Subject as hereinafter provided and unless there is something in the subject matter or context inconsistent therewith all words and expressions defined in the Principal Trust Deed (as modified and restated as aforesaid) shall have the same meanings in this Eighth Supplemental Trust Deed.

2.	Save:
(a)	in relation to all Series of Notes the first Tranche of which was issued on or prior to the day last preceding the date of this Eighth Supplemental Trust Deed; and

(b)	for the purpose (where necessary) of construing the provisions of this Eighth Supplemental Trust Deed, with effect on and from the date of this Eighth Supplemental Trust Deed, the Principal Trust Deed (as modified and restated as aforesaid) is further modified as follows:
(i)	by the deletion of the words “Lehman Brothers International (Europe)”, by the insertion of the words “Banca IMI S.p.a., Banco Bilbao Vizcaya, Argentaria, S.A.” immediately preceding the words “Barclays Bank PLC”, by the insertion of the words “Bayerische Hypo-Und Vereinsbank AG” immediately following the words “Barclays Bank PLC” and by the insertion of the words “Lloyds TSB Bank plc, Merrill Lynch International, Morgan Stanley & Co. International plc” immediately following the words “J.P. Morgan Securities Ltd.” in the definition of “Dealers” in Clause 1.1;

(ii)	by the insertion of the words “, and any non-contractual obligations arising out of or in connection with them,” immediately after the words “the Coupons” in Clause 26;

(iii)	by the deletion of the Terms and Conditions of the Notes set out in Schedule 1 thereto and the substitution therefor of the Terms and Conditions of the Notes set out in Schedule 1 hereto;

(iv)	by the deletion of the forms of Global Notes set out in Parts 1 and 2 of Schedule 2 thereto and the substitution therefor of the Global Notes set out in Parts 1 and 2 of Schedule 2 hereto;

(v)	by the deletion of the forms of Global Certificates set out in Parts 3 and 4 of Schedule 2 thereto and the substitution therefor of the Global Certificates set out in Parts 3 and 4 of Schedule 2 hereto; and

(vi)	by the deletion of the forms of Certificates set out in Parts 9 and 10 of Schedule 2 thereto and the substitution therefor of the Certificates set out in Parts 5 and 6 of Schedule 2 hereto.
3.	For the avoidance of doubt, the Principal Trust Deed (without the modifications made hereby but, where applicable, as modified and restated as aforesaid) shall continue to have effect in relation to all Series of Notes the first Tranche of which was issued on or prior to the day last preceding the date of this Eighth Supplemental Trust Deed.

4.	The provisions of the Principal Trust Deed (as previously modified and restated) as further modified by this Eighth Supplemental Trust Deed shall be valid and binding obligations of the Issuer and the Trustee.

5.	The Subsisting Trust Deeds shall henceforth be read and construed as one document with this Eighth Supplemental Trust Deed.

6.	No person other than a party to this Eighth Supplemental Trust Deed shall have any right by virtue of the Contracts (Rights of Third Parties) Act 1999 to enforce any term (express or implied) of this Eighth Supplemental Trust Deed, but this is without prejudice to any right or remedy of any third party which may exist or be available apart from that Act.

7.	This Eighth Supplemental Trust Deed, and any non-contractual obligations arising out of or in connection with it, shall be governed by, and construed in accordance with, English law.

8.	A Memorandum of this Eighth Supplemental Trust Deed shall be endorsed by the Trustee on the Principal Trust Deed and by the Issuer on its duplicate thereof.

9.	This Eighth Supplemental Trust Deed may be executed in any number of counterparts, each of which, taken together, shall constitute one and the same Eighth Supplemental Trust Deed and any party may enter into this Eighth Supplemental Trust Deed by executing a counterpart.
IN WITNESS whereof this Eighth Supplemental Trust Deed has been executed by the Issuer and the Trustee as a deed and delivered on the day and year first above written.

SCHEDULE 1

TERMS AND CONDITIONS OF THE NOTES
The following are the Terms and Conditions of the Notes, that, subject to completion and amendment and as supplemented or varied in accordance with the provisions of the applicable Final Terms, shall be applicable to the Notes and/or Certificates in definitive form (if any) issued in exchange for the Global Note(s) and/or Global Certificates representing each Series or shall be incorporated by reference in the Deed Poll (as defined below) as the terms and conditions of the Australian Domestic Notes (as defined below). Either (i) the full text of the following Terms and Conditions together with the relevant provisions of the Final Terms or (ii) these Terms and Conditions as so completed, amended, supplemented or varied (and subject to simplification by the deletion of non-applicable provisions), shall be endorsed on such definitive Bearer Notes or on the definitive Certificates relating to Registered Notes (other than Australian Domestic Notes) or shall be incorporated by reference in the Deed Poll as the terms and conditions of the Australian Domestic Notes. Part A of the applicable Final Terms in relation to any Tranche of Notes may specify other terms and conditions which shall, to the extent so specified or to the extent inconsistent with the following Terms and Conditions, replace or modify the following Terms and Conditions for the purpose of such Notes. Reference should be made to “Summary of Provisions Relating to the Notes While in Global Form” and “Summary of Certain Matters Relating to Australian Domestic Notes” for a description of the content of Final Terms which will specify which of such terms are to apply in relation to the relevant Notes. References in the following Terms and Conditions to “Notes” are to the Notes of one Series only, not to all Notes that may be issued under the Programme.
Notes (other than Australian Domestic Notes (as defined below)) issued by Vodafone Group Plc (formerly called Vodafone AirTouch Plc) (the “Issuer”) are constituted by a Trust Deed dated 16th July, 1999 (such Trust Deed as modified and/or supplemented and/or restated from time to time, the “Trust Deed”) made between the Issuer and The Law Debenture Trust Corporation p.l.c. (the “Trustee”, which expression shall include any successor as trustee).
The Notes (other than Australian Domestic Notes), the Receipts (as defined below) and the Coupons (as defined below) have the benefit of an amended and restated Agency Agreement dated 19th July, 2006 (such Agency Agreement as amended and/or supplemented and/or restated from time to time, the “Agency Agreement”) made between the Issuer, HSBC Bank plc as issuing and principal paying agent and agent bank (the “Issuing and Principal Paying Agent”, which expression shall include any successor issuing and principal paying agent), the other paying agents named therein (together with the Issuing and Principal Paying Agent, the “Paying Agents”, which expression shall include any additional or successor paying agents), HSBC Bank USA, National Association as exchange agent (the “Exchange Agent”, which expression shall include any successor exchange agent) and HSBC Bank USA, National Association as registrar (the “Registrar”, which expression shall include any successor registrar) and a transfer agent and the other transfer agents named therein (together with the Registrar, the “Transfer Agents”, which expression shall include any additional or successor transfer agent) and the Trustee.
Notes may also be issued by the Issuer in registered uncertificated (or inscribed) form which are denominated in Australian dollars and constituted by the Deed Poll as defined below (“Australian Domestic Notes”). They will be constituted by a deed poll (the “Deed Poll”) dated 19th July, 2006 executed by the Issuer in favour of the relevant Noteholders and the Trustee. The provisions of these Terms and Conditions relating to Global Notes, Certificates, Coupons and Talons do not apply to Australian Domestic Notes. In relation to any Australian Domestic Notes to be issued, the Issuer will appoint an Issuing and Principal Paying Agent and a Registrar for the Australian Domestic Notes pursuant to an agreement or agreements (any such agreement as amended and/or supplemented and/or restated from time to time, an “Australian Agency Agreement”) entered into between the Issuer, the relevant Issuing and Principal Paying Agent and/or Registrar and (unless otherwise specified in the applicable Final Terms) the Trustee. References herein to “Issuing and Principal Paying Agent” and “Registrar” shall in relation to Australian Domestic Notes, be deemed to be respectively to the Issuing and Principal Paying Agent and the Registrar so appointed and references to any Paying Agent shall be to the Issuing and Principal Paying Agent. The Issuing and Principal Paying Agent and the Registrar will be specified in the applicable Final Terms.
The Noteholders (as defined below), the holders (the “Couponholders”) of the interest coupons (the “Coupons”) relating to interest bearing Notes in bearer form and, where applicable in the case of such Notes, talons for further Coupons (the “Talons”) and the holders (the “Receiptholders”) of the receipts for the payment of instalments of principal (the “Receipts”) relating to Notes in bearer form of which the principal is payable in instalments are entitled to the benefit of, are bound by, and are deemed to have notice of, all the provisions of the Trust Deed and the Deed Poll (in the case of Australian Domestic Notes) and are deemed to have notice of those provisions applicable to them of the Agency Agreement. Any reference herein to Coupons or coupons shall, unless the context otherwise requires, be deemed to include a reference to Talons or talons.
The Final Terms for this Note (or the relevant provisions thereof) are attached to or endorsed on this Note or, in the case of an Australian Domestic Note, incorporated in the Deed Poll. Part A of the Final Terms supplements these Terms and Conditions and may specify other terms and conditions which shall, to the extent so specified or to the extent inconsistent with these Terms and Conditions, replace or modify these Terms and Conditions for the purposes of this Note. References to the “applicable Final Terms” are to Part A of the Final Terms (or the relevant provisions thereof) attached to or endorsed on this Note (or, in the case of an Australian Domestic Note, incorporated by reference in the Deed Poll).

The Trustee acts for the benefit of the Noteholders, the Receiptholders and the Couponholders, (which expression shall, unless the context otherwise requires, include the holders of the Talons), in accordance with the provisions of the Trust Deed.
As used herein, “Tranche” means Notes which are identical in all respects (including as to listing) and “Series” means a Tranche of Notes together with any further Tranche or Tranches of Notes which are (i) expressed to be consolidated and form a single series and (ii) identical in all respects (including as to listing) except for their respective Issue Dates, Interest Commencement Dates and/or Issue Prices.
Copies of the Trust Deed and the Agency Agreement are available for inspection during normal business hours at the registered office for the time being of the Trustee (being at 10th July, 2009 at Fifth Floor, 100 Wood Street, London EC2V 7EX, England) and at the specified office of each of the Paying Agents. Copies of the Deed Poll and the applicable Final Terms relating to Australian Domestic Notes will be available for inspection at the specified office of the Registrar following the issue of any Australian Domestic Notes. In addition, Final Terms relating to Notes which are either admitted to trading on a regulated market in the European Economic Area or offered in the European Economic Area in circumstances where a prospectus is required to be published under Directive 2003/71/EC (the “Prospectus Directive”) will be available for viewing on the website of the Regulatory News Service operated by the London Stock Exchange plc at
www.londonstockexchange.com/en-gb/pricesnews/marketnews/ or otherwise published in accordance with Article 14 of the Prospectus Directive. The Noteholders, the Receiptholders and the Couponholders are deemed to have notice of, and are entitled to the benefit of, all the provisions of the Trust Deed, the Agency Agreement (except in respect of Australian Domestic Notes) and the applicable Final Terms which are applicable to them. The statements in these Terms and Conditions include summaries of, and are subject to, the detailed provisions of the Trust Deed. In the case of Australian Domestic Notes, the Noteholders will also be deemed to have notice of, and will be entitled to the benefit of, all the provisions of the Deed Poll, which will be binding on them.
Words and expressions defined in the Trust Deed and/or (except in respect of Australian Domestic Notes) the Agency Agreement or used in the applicable Final Terms shall have the same meanings where used in these Terms and Conditions unless the context otherwise requires or unless otherwise stated and provided that, in the event of inconsistency between the Agency Agreement and the Trust Deed, the Trust Deed shall prevail and, in the event of inconsistency between the Agency Agreement or the Trust Deed and the applicable Final Terms, the applicable Final Terms will prevail. In the event of any inconsistency between the applicable Final Terms for a series of Australian Domestic Notes and the Deed Poll, the applicable Final Terms will prevail.
1 Form, Denomination and Title
The Notes are issued in bearer form (“Bearer Notes”, which expression includes Notes that are specified to be Exchangeable Bearer Notes), in registered form (“Registered Notes”) or in bearer form exchangeable for Registered Notes (other than Australian Domestic Notes) (“Exchangeable Bearer Notes”) in each case in the Specified Denomination(s) shown hereon. Australian Domestic Notes will only be Registered Notes.
All Registered Notes shall have the same Specified Denomination. Where Exchangeable Bearer Notes are issued, the Registered Notes for which they are exchangeable shall have the same Specified Denomination as the lowest denomination of Exchangeable Bearer Notes.
The Notes may be a Fixed Rate Note, a Floating Rate Note, a Zero Coupon Note, an Index Linked Interest Note or a combination of any of the foregoing, depending upon the Interest Basis shown in the applicable Final Terms.
The Notes may be an Index Linked Redemption Note, an Instalment Note, a Dual Currency Note, a Partly Paid Note or a combination of any of the foregoing, depending on the Redemption/Payment Basis shown in the applicable Final Terms.
Bearer Notes are serially numbered and are issued with Coupons attached, unless they are Zero Coupon Notes in which case references to Coupons and Couponholders in these Terms and Conditions are not applicable.
Registered Notes (other than Australian Domestic Notes) are represented by registered certificates (“Certificates”) and, save as provided in Condition 2(c), each Certificate shall represent the entire holding of Registered Notes by the same holder.
Title to the Bearer Notes, Receipts and Coupons will pass by delivery. Title to the Registered Notes will pass by registration in the register that the Issuer will procure to be kept by the Registrar in accordance with the provisions of the Agency Agreement or, in the case of Australian Domestic Notes, these Terms and Conditions (the “Register”). The Issuer, any Paying Agent, the Registrar, the Transfer Agents, the Exchange Agent and the Trustee may (to the fullest extent permitted by applicable laws) deem and treat the holder (as defined below) of any Note, Receipt or Coupon as the absolute owner for all purposes (whether or not the Note, Receipt or Coupon shall be overdue and notwithstanding any notice of ownership or writing on the Note, Receipt or Coupon (or on the Certificate representing it) or any notice of previous loss or theft of the Note, Receipt or Coupon (or that of the related Certificate) or of trust or any interest therein) and shall not be required to obtain any proof thereof or as to the identity of such holder and no person shall be liable for so treating the holder.
In these Terms and Conditions, “Noteholder” means the bearer of any Bearer Note and the Receipts relating to it or the person in whose name a Registered Note is registered (as the case may be), “holder” (in relation to a Note, Receipt or Coupon) means the bearer of any Bearer Note, Receipt or Coupon or the person in whose name a Registered Note is registered (as the case may be) and capitalised terms have the meanings given to them in the applicable Final Terms, the absence of any such meaning indicating that such term is not applicable to the Notes. For the avoidance of doubt, where an Australian Domestic Note is entered into the system operated by Austraclear Limited (ABN 94 002 060 773) (“Austraclear”) for holding securities and the electronic recording and settling of transactions in those securities between members of that system (the “Austraclear System”), the “Noteholder” or “holder” of that note is Austraclear.
In the case of Australian Domestic Notes, the following provisions shall apply and shall prevail over the foregoing provisions of this Condition 1 in the event of any inconsistency.
Australian Domestic Notes will be debt obligations of the Issuer constituted by the Deed Poll and will take the form of entries in a register (the “Register”) to be established and maintained by the Registrar in Sydney, or such other place specified in the applicable Final Terms or agreed with the Registrar. The Issuer will arrange for the Registrar to maintain the Register so as to show at all times such details of the Noteholders and the Notes as are required to be shown on the Register by or for the effective operation of these Terms and Conditions or by law or which the Issuer and Registrar determine should be shown in the Register. Although Australian Domestic Notes will not be constituted by the Trust Deed, Australian Domestic Notes will have the benefit of certain other provisions of the Trust Deed. The Agency Agreement is not applicable to Australian Domestic Notes.
Australian Domestic Notes will not be serially numbered, unless otherwise agreed with the Registrar. Each entry in the Register constitutes a separate and individual acknowledgement to the relevant Noteholder of the indebtedness of the Issuer to the relevant Noteholder. The obligations of the Issuer in respect of each Australian Domestic Note constitute separate and independent obligations which the Noteholder and the Trustee are entitled to enforce in accordance with (and subject to) these Terms and Conditions, the Trust Deed and the Deed Poll. No certificate or other evidence of title will be issued by or on behalf of the Issuer to evidence title to an Australian Domestic Note unless the Issuer determines that certificates should be made available or it is required to do so pursuant to any applicable law or regulation.
No Australian Domestic Note will be registered in the name of more than four persons. Australian Domestic Notes registered in the name of more than one person are held by those persons as joint tenants. Australian Domestic Notes will be registered by name only, without reference to any trusteeship and an entry in the Register in relation to an Australian Domestic Note constitutes conclusive evidence that the person so entered is the absolute owner of such Note, subject to rectification for fraud or error.
Title to an Australian Domestic Note and all rights and entitlements arising by virtue of the Deed Poll or the Trust Deed in respect of that Australian Domestic Note vest absolutely in the registered owner of the Australian Domestic Note, subject to rectification of the Register for fraud or error, such that no person who has previously been registered as the owner of the Australian Domestic Note has or is entitled to assert against the Issuer or the Registrar or the registered owner of the Australian Domestic Note for the time being and from time to time any rights, benefits or entitlements in respect of the Australian Domestic Note.
2 Exchanges of Exchangeable Bearer Notes and Transfers of Registered Notes
(a) Exchange of Exchangeable Bearer Notes
Subject as provided in Condition 2(f), Exchangeable Bearer Notes may be exchanged for the same nominal amount of Registered Notes (other than Australian Domestic Notes) at the request in writing of the relevant Noteholder (in substantially the same form set out in Schedule 3 of the Agency Agreement) and upon surrender of each Exchangeable Bearer Note to be exchanged, together with all unmatured Receipts and Coupons relating to it, at the specified office of any Transfer Agent; provided, however, that where an Exchangeable Bearer Note is surrendered for exchange after the Record Date (as defined in Condition 5(c)) for any payment of interest, the Coupon in respect of that payment of interest need not be surrendered with it. Registered Notes may not be exchanged for Bearer Notes. Bearer Notes of one Specified Denomination may not be exchanged for Bearer Notes of another Specified Denomination. Bearer Notes that are not Exchangeable Bearer Notes may not be exchanged for Registered Notes.
(b) Transfer of Registered Notes
This Condition 2(b) does not apply to Australian Domestic Notes.
One or more Registered Notes may be transferred upon the surrender (at the specified office of the Registrar or any Transfer Agent) of the Certificate representing such Registered Notes to be transferred, together with the form of transfer endorsed on such Certificate, (or another form of transfer substantially in the same form and containing the same representations and certifications (if any), unless otherwise agreed by the issuer), duly completed and executed and any other evidence as the Registrar or Transfer Agent may reasonably require. In the case of a transfer of part only of a holding of Registered Notes represented by one Certificate, a new Certificate shall be issued to the transferee in respect of the part transferred and a further new Certificate in respect of the balance of the holding not transferred shall be issued to the transferor.
(c) Partial Redemption in Respect of Registered Notes
This Condition 2(c) does not apply to Australian Domestic Notes.
In the case of a partial redemption of a holding of Registered Notes represented by a single Certificate, a new Certificate shall be issued to the holder in respect of the balance of the holding not redeemed. New Certificates shall only be issued against surrender of the existing Certificates to the Registrar or any Transfer Agent. In the case of a transfer of Registered Notes to a person who is already a holder of Registered Notes, a new Certificate representing the enlarged holding shall only be issued against surrender of the Certificate representing the existing holding.

(d) Delivery of New Certificates
Each new Certificate to be issued pursuant to Conditions 2(a), (b) or (c) shall only be available for delivery within three business days of receipt of the request for exchange, form of transfer or Put Notice (as defined in Condition 6(d)) and surrender of the Certificate for exchange. Delivery of the new Certificate(s) shall be made at the specified office of the Transfer Agent or of the Registrar (as the case may be) to whom delivery or surrender of such request for exchange, form of transfer, Put Notice or Certificate shall have been made or, at the option of the holder making such delivery or surrender as aforesaid and as specified in the relevant request for exchange, form of transfer, Put Notice or other in writing, be mailed by uninsured post at the risk of the holder entitled to the new Certificate to such address as may be so specified, unless such holder requests otherwise and pays in advance to the relevant Transfer Agent the costs of such other method of delivery and/or such insurance as it may specify. In this Condition (d), “business day” means a day, other than a Saturday or Sunday, on which banks are open for business in the place of the specified office of the relevant Transfer Agent or the Registrar (as the case may be).
(e) Exchange or Transfer Free of Charge
Exchange and transfer of Notes and Certificates on registration, transfer and exercise of an option or partial redemption shall be effected without charge by or on behalf of the Issuer, the Registrar or the Transfer Agents, but upon payment of any tax or other governmental charges that may be imposed in relation to it (or the giving of such indemnity as the Registrar or the relevant Transfer Agent may require).
(f) Closed Periods
No Noteholder may require the transfer of a Registered Note to be registered or an Exchangeable Bearer Note to be exchanged for one or more Registered Note(s) (i) during the period of 15 days (or, in the case of an Australian Domestic Note, eight days) ending on the due date for redemption of, or payment of any Instalment Amount in respect of, that Note, (ii) during the period of 15 days prior to any date on which Notes may be called for redemption by the Issuer at its option pursuant to Condition 6(c), (iii) after any such Note has been called for redemption or (iv) during the period of seven days ending on (and including) any Record Date (or, in the case of Australian Domestic Notes, during the period of eight days ending on the due date for payment of any interest). An Exchangeable Bearer Note called for redemption may, however, be exchanged for one or more Registered Note(s) in respect of which the Certificate is simultaneously surrendered not later than the relevant Record Date.
(g) Additional Provisions Relating to Transfer of Australian Domestic Notes
Australian Domestic Notes may be transferred in whole but not in part. Australian Domestic Notes will (subject to the following provisions) be transferred by duly completed and (if applicable) stamped transfer and acceptance forms in the form specified by, and obtainable from, the Registrar or by any other manner approved by the Issuer and the Registrar. Australian Domestic Notes entered in the Austraclear System will be transferable only in accordance with the Austraclear System Regulations.
Application for the transfer of Australian Domestic Notes must be made by the lodgement of a transfer and acceptance form with the Registrar. Each transfer and acceptance form must be signed by the transferor and transferee and be accompanied by such evidence (if any) as the Registrar may require to prove the title of the transferor or the transferor’s right to transfer the Australian Domestic Notes and that the form has been properly executed by both the transferor and transferee.
The transferor of an Australian Domestic Note remains the Noteholder of that Australian Domestic Note until the name of the transferee is entered in the Register in respect of that Australian Domestic Note. Transfers will not be registered later than eight days prior to the Maturity Date of an Australian Domestic Note.
Australian Domestic Notes may only be transferred within, to or from Australia if (i) the aggregate consideration payable by the transferee at the time of transfer is at least A$500,000 (or the equivalent in another currency, in either case disregarding moneys lent by the transferor or its associates) (or, if the Australian Domestic Notes are not listed on the Australian Securities Exchange, the transferee is otherwise not a “retail client” as defined in section 761G of the Corporations Act 2001 and the offer or invitation giving rise to the transfer otherwise does not constitute an offer or invitation for which disclosure is required to be made to investors in accordance with Part 6D.2 or Part 7.9 of the Corporations Act 2001), (ii) the transfer is in compliance with all applicable laws, regulations or directives (including, without limitation, in the case of a transfer to or from Australia, the laws of the jurisdiction in which the transfer takes place), and (iii) in the case of a transfer between persons outside Australia, if a transfer and acceptance form is signed outside Australia. A transfer to an unincorporated association is not permitted.
A person becoming entitled to an Australian Domestic Note as a consequence of the death or bankruptcy of a Noteholder or of a vesting order or a person administering the estate of a Noteholder may, upon producing such evidence as to that entitlement or status as the Registrar considers sufficient, transfer the Australian Domestic Note or, if so entitled, become registered as the holder of the Australian Domestic Note.
Where the transferor executes a transfer of less than all Australian Domestic Notes registered in its name, and the specific Australian Domestic Notes to be transferred are not identified, the Registrar may register the transfer in respect of such of the Australian Domestic Notes registered in the name of the transferor as the Registrar thinks fit, provided the aggregate principal amount of the Australian Domestic Notes registered as having been transferred equals the aggregate principal amount of the Australian Domestic Notes expressed to be transferred in the transfer.

3 Status of the Notes
The Notes and any relative Receipts and Coupons are direct, unconditional and unsecured obligations of the Issuer and rank and will rank pari passu, without any preference among themselves, with all other, present and future, outstanding unsecured and unsubordinated obligations of the Issuer (other than obligations preferred by law).
4 Interest
(a) Interest on Fixed Rate Notes
Each Fixed Rate Note bears interest from (and including) the Interest Commencement Date at the rate(s) per annum equal to the Rate(s) of Interest. Interest will be payable in arrear on the Interest Payment Date(s) in each year and on the Maturity Date if that does not fall on an Interest Payment Date.
If the Notes are in definitive form, except as provided in the applicable Final Terms, the amount of interest payable on each Interest Payment Date in respect of the Fixed Interest Period ending on (but excluding) such date will amount to the Fixed Coupon Amount. Payments of interest on any Interest Payment Date will, if so specified in the applicable Final Terms, amount to the Broken Amount so specified.
As used in these Terms and Conditions, “Fixed Interest Period” means the period from (and including) an Interest Payment Date (or the Interest Commencement Date) to (but excluding) the next (or first) Interest Payment Date.
Except in the case of Notes in definitive form where a Fixed Coupon Amount or Broken Amount is specified in the applicable Final Terms, interest shall be calculated in respect of any period by applying the Rate of Interest to:
(i)	in the case of Fixed Rate Notes which are represented by a Global Note, the aggregate outstanding nominal amount of the Fixed Rate Notes represented by such Global Note (or, if they are Partly Paid Notes, the aggregate amount paid up); or

(ii)	in the case of Fixed Rate Notes in definitive form, the Calculation Amount;
and, in each case, multiplying such sum by the applicable Fixed Day Count Fraction, and rounding the resultant figure to the nearest sub-unit of the relevant Specified Currency, half of any such sub-unit being rounded upwards or otherwise in accordance with applicable market convention. Where the Specified Denomination of a Fixed Rate Note in definitive form comprises more than one Calculation Amount, the amount of interest payable in respect of such Fixed Rate Note shall be the aggregate of the amounts (determined in the manner provided above) for each Calculation Amount comprising the Specified Denomination without any further rounding.
In these Terms and Conditions:
“Fixed Day Count Fraction” means, in respect of the calculation of an amount of interest in accordance with this Condition 4(a):
(i)	if “Actual/Actual (ICMA)” is specified in the applicable Final Terms:
(a)	in the case of Notes where the number of days in the relevant period from (and including) the most recent Interest Payment Date (or, if none, the Interest Commencement Date) to (but excluding) the relevant payment date (the “Accrual Period”) is equal to or shorter than the Determination Period during which the Accrual Period ends, the number of days in such Accrual Period divided by the product of (1) the number of days in such Determination Period and (2) the number of Determination Dates (as specified in the applicable Final Terms) that would occur in one calendar year; or

(b)	in the case of Notes where the Accrual Period is longer than the Determination Period during which the Accrual Period ends, the sum of:
(1)	the number of days in such Accrual Period falling in the Determination Period in which the Accrual Period begins divided by the product of (x) the number of days in such Determination Period and (y) the number of Determination Dates (as specified in the applicable Final Terms) that would occur in one calendar year; and

(2)	the number of days in such Accrual Period falling in the next Determination Period divided by the product of (x) the number of days in such Determination Period and (y) the number of Determination Dates that would occur in one calendar year assuming interest was to be payable in respect of the whole of that year; and
(ii)	if “30/360” is specified in the applicable Final Terms, the number of days in the period from (and including) the most recent Interest Payment Date (or, if none, the Interest Commencement Date) to (but excluding) the relevant payment date (such number of days being calculated on the basis of a year of 360 days with 12 30-day months) divided by 360.
In these Terms and Conditions:
“Determination Period” means each period from (and including) a Determination Date to (but excluding) the next Determination Date (including, where either the Interest Commencement Date or the final Interest Payment Date is not a Determination Date, the period commencing on the first Determination Date prior to, and ending on the first Determination Date falling after, such date); and

“sub-unit” means, with respect to any currency other than euro, the lowest amount of such currency that is available as legal tender in the country of such currency and, with respect to euro, means one cent.
(b) Interest on Floating Rate Notes and Index Linked Interest Notes
(i) Interest Payment Dates
Each Floating Rate Note and Index Linked Interest Note bears interest from (and including) the Interest Commencement Date and such interest will be payable in arrear on either:
(A)	the Specified Interest Payment Date(s) (each an “Interest Payment Date”) in each year specified in the applicable Final Terms; or

(B)	if no Specified Interest Payment Date(s) is/are specified in the applicable Final Terms, each date (each an “Interest Payment Date”) which falls the number of months or other period specified as the Specified Period in the applicable Final Terms after the preceding Interest Payment Date or, in the case of the first Interest Payment Date, after the Interest Commencement Date.
Such interest will be payable in respect of each Interest Period (which expression shall, in these Terms and Conditions, mean the period from (and including) an Interest Payment Date (or the Interest Commencement Date) to (but excluding) the next (or first) Interest Payment Date).
If a Business Day Convention is specified in the applicable Final terms and (x) if there is no numerically corresponding day in the calendar month in which an Interest Payment Date should occur or (y) if any Interest Payment Date would otherwise fall on a day which is not a Business Day, then, if the Business Day Convention specified is:
(1)	in any case where Specified Periods are specified in accordance with Condition 4(b)(i)(B), the Floating Rate Convention, such Interest Payment Date (i) in the case of (x) above, shall be the last day that is a Business Day in the relevant month and the provisions of (B) below shall apply mutatis mutandis or (ii) in the case of (y) above, shall be postponed to the next day which is a Business Day unless it would thereby fall into the next calendar month, in which event (A) such Interest Payment Date shall be brought forward to the immediately preceding Business Day and (B) each subsequent Interest Payment Date shall be the last Business Day in the month which falls the Specified Period after the preceding applicable Interest Payment Date occurred; or

(2)	the Following Business Day Convention, such Interest Payment Date shall be postponed to the next day which is a Business Day; or

(3)	the Modified Following Business Day Convention, such Interest Payment Date shall be postponed to the next day which is a Business Day unless it would thereby fall into the next calendar month, in which event such Interest Payment Date shall be brought forward to the immediately preceding Business Day; or

(4)	the Preceding Business Day Convention, such Interest Payment Date shall be brought forward to the immediately preceding Business Day.
In these Terms and Conditions, “Business Day” means a day which is both:
(A)	a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in London and any Additional Business Centre specified in the applicable Final Terms; and

(B)	either (1) in relation to any sum payable in a Specified Currency other than euro, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in the principal financial centre of the country of the relevant Specified Currency (if other than London and any Additional Business Centre and which if the Specified Currency is Australian dollars or New Zealand dollars shall be Sydney or Wellington, respectively) or (2) in relation to any sum payable in euro, a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET2) System (the “TARGET2 System”) is open.
(ii)	Rate of Interest
The Rate of Interest payable from time to time in respect of Floating Rate Notes and Index Linked Interest Notes will be determined in the manner specified in the applicable Final Terms.
(A)	ISDA Determination for Floating Rate Notes
Where ISDA Determination is specified in the applicable Final Terms as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Period will be the relevant ISDA Rate plus or minus (as indicated in the applicable Final Terms) the Margin (if any). For the purposes of this sub-paragraph (A), “ISDA Rate” for an Interest Period means a rate equal to the Floating Rate that would be determined by the Issuing and Principal Paying Agent under an interest rate swap transaction if the Issuing and Principal Paying Agent were acting as Calculation Agent for that swap transaction under the terms of an agreement incorporating the 2006 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc. and amended and updated as at the Issue Date of the first Tranche of the Notes) (the “ISDA Definitions”) and under which:
(1)	the Floating Rate Option is as specified in the applicable Final Terms;

(2)	the Designated Maturity is a period specified in the applicable Final Terms; and

(3)	the relevant Reset Date is either (i) if the applicable Floating Rate Option is based on the London inter-bank offered rate (“LIBOR”) or on the Euro-zone inter-bank offered rate (“EURIBOR”) for a currency, the first day of that Interest Period or (ii) in any other case, as specified in the applicable Final Terms.
For the purposes of this sub-paragraph (A), (i) “Floating Rate”, “Calculation Agent”, “Floating Rate Option”, “Designated Maturity” and “Reset Date” have the meanings given to those terms in the ISDA Definitions, (ii) the definition of “Banking Day” in the ISDA Definitions shall be amended to insert after the words “are open for” in the second line the word “general” and (iii) “Euro-zone” means the region comprised of Member States of the European Union that adopt the single currency in accordance with the Treaty establishing the European Community, as amended by the Treaty on European Union.
(B)	Screen Rate Determination for Floating Rate Notes
Where Screen Rate Determination is specified in the applicable Final Terms as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Period will, subject as provided below, be either:
(1)	the offered quotation; or

(2)	the arithmetic mean (rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) of the offered quotations,
(expressed as a percentage rate per annum) for the Reference Rate which appears or appear, as the case may be, on the Relevant Screen Page as at 11.00 a.m. (London time, in the case of LIBOR, or Brussels time, in the case of EURIBOR) on the Interest Determination Date in question plus or minus (as indicated in the applicable Final Terms) the Margin (if any), all as determined by the Issuing and Principal Paying Agent. If five or more of such offered quotations are available on the Relevant Screen Page, the highest (or, if there is more than one such highest quotation, one only of such quotations) and the lowest (or, if there is more than one such lowest quotation, one only of such quotations) shall be disregarded by the Issuing and Principal Paying Agent for the purpose of determining the arithmetic mean (rounded as provided above) of such offered quotations.
The Agency Agreement contains (or, in the case of Australian Domestic Notes, the Final Terms will contain) provisions for determining the Rate of Interest in the event that the Relevant Screen Page is not available or if, in the case of (1) above, no such offered quotation appears or, in the case of (2) above, fewer than three such offered quotations appear, in each case as at the time specified in the preceding paragraph.
If the Reference Rate from time to time in respect of Floating Rate Notes is specified in the applicable Final Terms as being other than LIBOR or EURIBOR, the Rate of Interest in respect of such Notes will be determined as provided in the applicable Final Terms.
(C)	Bank Bill Rate Determination for Australian Domestic Notes
Where, in relation to an issue of Australian Domestic Notes, Bank Bill Rate Determination is specified in the applicable Final Terms as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Period will be the relevant Bank Bill Rate plus or minus (as indicated in the applicable Final Terms) the Margin.
For the purposes of this sub-paragraph (C),
(1)	“Bank Bill Rate”, for an Interest Period, means the average mid rate for Bills having a tenor closest to the Interest Period as displayed on the “BBSW” page of the Reuters Monitor System on the first day of that Interest Period as determined by the Issuing and Principal Paying Agent.

However, if the average mid rate is not displayed by 10.30 am on that day, or if it is displayed but the Issuing and Principal Paying Agent determines that there is an obvious error in that rate, “Bank Bill Rate” means the rate determined by the Issuing and Principal Paying Agent in good faith at approximately 10.30 am on that day, having regard, to the extent possible, to the mid rate of the rates otherwise bid and offered for bank accepted Bills of that tenor at or around that time (including any displayed on the “BBSY” page of the Reuters Monitor System); and

(2)	“Bill” has the meaning it has in the Bills of Exchange Act 1909 of Australia and a reference to the acceptance of a Bill is to be interpreted in accordance with that Act.

(iii)	Minimum Rate of Interest and/or Maximum Rate of Interest
If the applicable Final Terms specifies a Minimum Rate of Interest for any Interest Period, then, in the event that the Rate of Interest in respect of such Interest Period determined in accordance with the provisions of paragraph (ii) above is less than such Minimum Rate of Interest, the Rate of Interest for such Interest Period shall be such Minimum Rate of Interest.
If the applicable Final Terms specifies a Maximum Rate of Interest for any Interest Period, then, in the event that the Rate of Interest in respect of such Interest Period determined in accordance with the provisions of paragraph (ii) above is greater than such Maximum Rate of Interest, the Rate of Interest for such Interest Period shall be such Maximum Rate of Interest.
(iv)	Determination of Rate of Interest and calculation of Interest Amounts
The Issuing and Principal Paying Agent, in the case of Floating Rate Notes, and the Calculation Agent, in the case of Index Linked Interest Notes, will at or as soon as practicable after each time at which the Rate of Interest is to be determined, determine the Rate of Interest for the relevant Interest Period. In the case of Index Linked Interest Notes, the Calculation Agent will notify the Issuing and Principal Paying Agent of the Rate of Interest for the relevant Interest Period as soon as practicable after calculating the same.
The Issuing and Principal Paying Agent will calculate the amount of interest (the “Interest Amount”) payable on the Floating Rate Notes or Index Linked Interest Notes for the relevant Interest Period by applying the Rate of Interest to:
(i)	in the case of Floating Rate Notes or Index Linked Interest Notes which are represented by a Global Note, the aggregate outstanding nominal amount of the Notes represented by such Global Note (or, if they are Partly Paid Notes, the aggregate amount paid up); or

(ii)	in the case of Floating Rate Notes or Index Linked Interest Notes in definitive form, the Calculation Amount;
and, in each case, multiplying such sum by the applicable Day Count Fraction, and rounding the resultant figure to the nearest sub-unit of the relevant Specified Currency, half of any such sub-unit being rounded upwards or otherwise in accordance with applicable market convention. Where the Specified Denomination of a Floating Rate Note or an Index Linked Interest Note in definitive form comprises more than one Calculation Amount, the Interest Amount payable in respect of such Note shall be the aggregate of the amounts (determined in the manner provided above) for each Calculation Amount comprising the Specified Denomination without any further rounding.
“Day Count Fraction” means, in respect of the calculation of an amount of interest for any Interest Period:
(i)	if “Actual/Actual-ISDA” or “Actual/Actual” is specified in the applicable Final Terms, the actual number of days in the Interest Period divided by 365 (or, if any portion of that Interest Period falls in a leap year, the sum of (A) the actual number of days in that portion of the Interest Period falling in a leap year divided by 366 and (B) the actual number of days in that portion of the Interest Period falling in a non-leap year divided by 365);

(ii)	if “Actual/365 (Fixed)” is specified in the applicable Final Terms, the actual number of days in the Interest Period divided by 365;

(iii)	if “Actual/360” is specified in the applicable Final Terms, the actual number of days in the Interest Period divided by 360;

(iv)	if “30/360”, “360/360” or “Bond Basis” is specified in the applicable Final Terms, the number of days in the Interest Period divided by 360, calculated on a formula basis as follows:

[360 X (Y2 – Y1)] + [30 X (M 2 – M1)] + (D2 – D 1)

Day Count Fraction =	360
where:
“Y1” is the year, expressed as a number, in which the first day of the Interest Period falls;
“Y2” is the year, expressed as a number, in which the day immediately following the last day of the Interest Period falls;
“M1” is the calendar month, expressed as a number, in which the first day of the Interest Period falls;
“M2” is the calendar month, expressed as a number, in which the day immediately following the last day of the Interest Period falls;
“D1” is the first calendar day, expressed as a number, of the Interest Period, unless such number is 31, in which case D1 will be 30; and
“D2” is the calendar day, expressed as a number, immediately following the last day included in the Interest Period, unless such number would be 31 and D1 is greater than 29, in which case D2 will be 30;
(v)	if “30E/360” or “Eurobond Basis” is specified in the applicable Final Terms, the number of days in the Interest Period divided by 360, calculated on a formula basis as follows:

[360 X (Y2 – Y1)] + [30 X (M 2 – M1)] + (D2 – D 1)

Day Count Fraction =	360
where:
“Y1” is the year, expressed as a number, in which the first day of the Interest Period falls;
“Y2” is the year, expressed as a number, in which the day immediately following the last day of the Interest Period falls;
“M1” is the calendar month, expressed as a number, in which the first day of the Interest Period falls;
“M2” is the calendar month, expressed as a number, in which the day immediately following the last day of the Interest Period falls;
“D1” is the first calendar day, expressed as a number, of the Interest Period, unless such number would be 31, in which case D1 will be 30; and
“D2” is the calendar day, expressed as a number, immediately following the last day included in the Interest Period, unless such number would be 31, in which case D2 will be 30; and

(vi)	if “30E/360 (ISDA)” is specified in the applicable Final Terms, the number of days in the Interest Period divided by 360, calculated on a formula basis as follows:

[360 X (Y2 – Y1)] + [30 X (M2 – M1)] + (D2 – D1)

Day Count Fraction =	360
where:
“Y1” is the year, expressed as a number, in which the first day of the Interest Period falls;
“Y2” is the year, expressed as a number, in which the day immediately following the last day of the Interest Period falls;
“M1” is the calendar month, expressed as a number, in which the first day of the Interest Period falls;
“M2” is the calendar month, expressed as a number, in which the day immediately following the last day of the Interest Period falls;
“D1” is the first calendar day, expressed as a number, of the Interest Period, unless (i) that day is the last day of February or (ii) such number would be 31, in which case D1 will be 30; and
“D2” is the calendar day, expressed as a number, immediately following the last day included in the Interest Period, unless (i) that day is the last day of February but not the Maturity Date or (ii) such number would be 31, in which case D2 will be 30.
(v)	Notification of Rate of Interest and Interest Amounts
The Issuing and Principal Paying Agent will cause the Rate of Interest and each Interest Amount for each Interest Period and the relevant Interest Payment Date to be notified to the Issuer, the Registrar (in the case of an Australian Domestic Note) and any stock exchange on which the relevant Floating Rate Notes or Index Linked Interest Notes are for the time being listed and notice thereof to be published in accordance with Condition 13 as soon as possible after their determination but in no event later than the fourth London Business Day thereafter. Each Interest Amount and Interest Payment Date so notified may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) without prior notice in the event of an extension or shortening of the Interest Period. Any such amendment will be promptly notified to each stock exchange on which the relevant Floating Rate Notes or Index Linked Interest Notes are for the time being listed and to the Noteholders in accordance with Condition 13. For the purposes of this paragraph, the expression “London Business Day” means a day (other than a Saturday or a Sunday) on which banks and foreign exchange markets are open for business in London (and, in the case of Australian Domestic Notes, Sydney).
(vi)	Determination or Calculation by Trustee
If for any reason at any relevant time the Issuing and Principal Paying Agent or, as the case may be, the Calculation Agent defaults in its obligation to determine the Rate of Interest or the Issuing and Principal Paying Agent defaults in its obligation to calculate any Interest Amount in accordance with sub-paragraph (ii)(A), (B) or (C) above or as otherwise specified in the applicable Final Terms, as the case may be, and in each case in accordance with paragraph (iv) above, the Trustee shall determine the Rate of Interest at such rate as, in its absolute discretion (having such regard as it shall think fit to the foregoing provisions of this Condition 4, but subject always to any Minimum or Maximum Rate of Interest specified in the applicable Final Terms), it shall deem fair and reasonable in all the circumstances or, as the case may be, the Trustee shall calculate the Interest Amount(s) in such manner as it shall deem fair and reasonable in all the circumstances and each such determination or calculation shall be deemed to have been made by the Issuing and Principal Paying Agent or the Calculation Agent, as applicable.
(vii)	Certificates to be final
All certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions of this Condition 4, whether by the Issuing and Principal Paying Agent or, if applicable, the Calculation Agent or the Trustee, shall (in the absence of wilful default, bad faith or manifest error) be binding on the Issuer, the Issuing and Principal Paying Agent, the Calculation Agent (if applicable), the other Paying Agents and all Noteholders, Receiptholders and Couponholders and (in the absence as aforesaid) no liability to the Issuer, the Noteholders, the Receiptholders or the Couponholders shall attach to the Issuing and Principal Paying Agent or, if applicable, the Calculation Agent or the Trustee in connection with the exercise or non-exercise by it of its powers, duties and discretions pursuant to such provisions.
(c) Interest on Dual Currency Notes
In the case of Dual Currency Notes, if the rate or amount of interest falls to be determined by reference to an exchange rate, the rate or amount of interest payable shall be determined in the manner specified in the applicable Final Terms.
(d) Interest on Partly Paid Notes
In the case of Partly Paid Notes (other than Partly Paid Notes which are Zero Coupon Notes), interest will accrue as aforesaid on the paid-up nominal amount of such Notes and otherwise as specified in the applicable Final Terms.

(e) Accrual of interest
Each Note (or in the case of the redemption of part only of a Note, that part only of such Note) will cease to bear interest (if any) from the date for its redemption unless, upon due presentation thereof (in the case of Notes other than Australian Domestic Notes), payment of principal is improperly withheld or refused or, in the case of Australian Domestic Notes, payment on the due date is improperly withheld or not made. In such event, interest will continue to accrue as provided in the Trust Deed.
5 Payments
(a) Method of payment
Subject as provided below:
(i)	payments in a Specified Currency other than euro will be made by credit or transfer to an account in the relevant Specified Currency (which, in the case of a payment in Japanese yen to a non-resident of Japan, shall be a non-resident account) maintained by the payee with, or, at the option of the payee, by a cheque in such Specified Currency drawn on, a bank in the principal financial centre of the country of such Specified Currency (which, if the Specified Currency is Australian dollars or New Zealand dollars, shall be Sydney or Wellington, respectively); and

(ii)	payments in euro will be made by credit or transfer to a euro account (or any other account to which euro may be credited or transferred) specified by the payee or, at the option of the payee, by a euro cheque.
Payments will be subject in all cases to any fiscal or other laws and regulations applicable thereto in the place of payment, but without prejudice to the provisions of Condition 7.
(b) Presentation of Bearer Notes, Receipts and Coupons
Payments of principal in respect of Bearer Notes will (subject as provided below) be made in the manner provided in paragraph (a) above only against presentation and surrender (or, in the case of part payment of any sum due, endorsement) of Bearer Notes, and payments of interest in respect of Bearer Notes will (subject as provided below) be made as aforesaid only against presentation and surrender (or, in the case of part payment of any sum due, endorsement) of Coupons, in each case at the specified office of any Paying Agent outside the United States (which expression, as used herein, means the United States of America (including the States and the District of Columbia, its territories, its possessions and other areas subject to its jurisdiction)).
Payments of instalments of principal (if any) in respect of Bearer Notes, other than the final instalment, will (subject as provided below) be made in the manner provided in paragraph (a) above against presentation and surrender (or, in the case of part payment of any sum due, endorsement) of the relevant Receipt in accordance with the preceding paragraph. Payment of the final instalment will be made in the manner provided in paragraph (a) above only against presentation and surrender (or, in the case of part payment of any sum due, endorsement) of the relevant Note in accordance with the preceding paragraph. Each Receipt must be presented for payment of the relevant instalment together with the Bearer Note to which it appertains. Receipts presented without the Bearer Note to which they appertain do not constitute valid obligations of the Issuer. Upon the date on which any Bearer Note becomes due and repayable, unmatured Receipts (if any) relating thereto (whether or not attached) shall become void and no payment shall be made in respect thereof.
Fixed Rate Notes in bearer form (other than Dual Currency Notes or Index Linked Notes) should be presented for payment together with all unmatured Coupons appertaining thereto (which expression shall for this purpose include Coupons falling to be issued on exchange of matured Talons), failing which the amount of any missing unmatured Coupon (or, in the case of payment not being made in full, the same proportion of the amount of such missing unmatured Coupon as the sum so paid bears to the sum due) will be deducted from the sum due for payment. Each amount of principal so deducted will be paid in the manner mentioned above against surrender of the relative missing Coupon at any time before the expiry of 10 years after the Relevant Date (as defined in Condition 7) in respect of such principal (whether or not such Coupon would otherwise have become void under Condition 8) or, if later, five years from the date on which such Coupon would otherwise have become due, but in no event thereafter.
Upon any Fixed Rate Note in bearer form becoming due and repayable prior to its Maturity Date, all unmatured Talons (if any) appertaining thereto will become void and no further Coupons will be issued in respect thereof.
Upon the date on which any Floating Rate Note, Dual Currency Note or Index Linked Interest Note in bearer form becomes due and repayable, unmatured Coupons and Talons (if any) relating thereto (whether or not attached) shall become void and no payment or, as the case may be, exchange for further Coupons shall be made in respect thereof.
If the due date for redemption of any definitive Bearer Note is not an Interest Payment Date, interest (if any) accrued in respect of such Note from (and including) the preceding Interest Payment Date or, as the case may be, the Interest Commencement Date shall be payable only against surrender of the relevant definitive Bearer Note.

(c) Payments in respect of Registered Notes
This Condition 5(c) does not apply to Australian Domestic Notes.
(i)	Payments of principal (which for purposes of this Condition 5(c) shall include final Instalment Amounts but not other Instalment Amounts) in respect of Registered Notes shall be made against presentation and surrender of the relevant Certificates at the specified office of any of the Transfer Agents or of the Registrar and in the manner provided in the paragraph (ii) below.

(ii)	Interest (which for the purpose of this Condition 5(c) shall include all Instalment Amounts other than final Instalment Amounts) on Registered Notes shall be paid to the person shown on the Register at the close of business on the fifteenth day before the due date for payment thereof (the “Record Date”). Payments of interest on each Registered Note shall be made in the relevant currency by cheque drawn on a Bank and mailed to the holder (or to the first named of joint holders) of such Note at its address appearing in the Register on the Record Date. Upon application by the holder to the specified office of the Registrar or any Transfer Agent before the Record Date, such payment of interest may be made by transfer to an account in the relevant currency maintained by the payee with a Bank.

(iii)	Payments of principal and interest in respect of Registered Notes registered in the name of, or in the name of a nominee for, The Depository Trust Company (“DTC”) and denominated in a Specified Currency other than U.S. dollars will be made or procured to be made by transfer by the Registrar to an account in the relevant Specified Currency of the Exchange Agent on behalf of DTC or its nominee in accordance with the following provisions. The amounts in such Specified Currency payable by the Registrar or its agent to DTC with respect to Registered Notes held by DTC or its nominee will be received from the Issuer by the Registrar who will make payments in such Specified Currency by wire transfer of same day funds to the designated bank account in such Specified Currency of those DTC participants entitled to receive the relevant payment who have made an irrevocable election to DTC, in the case of interest payments, on or prior to the third DTC Business Day after the Record Date for the relevant payment of interest and, in the case of payments of principal, at least 12 DTC Business Days prior to the relevant payment date, to receive that payment in such Specified Currency. The Registrar, after the Exchange Agent has converted amounts in such Specified Currency into U.S. dollars, will deliver such U.S. dollar amount in same day funds to DTC for payment through its settlement system to those DTC participants entitled to receive the relevant payment who did not elect to receive such payment in such Specified Currency. The Agency Agreement sets out the manner in which such conversions are to be made. For the purposes of this Condition 5(c), “DTC Business Day” means any day on which DTC is open for business.
(d) General provisions applicable to payments
The holder of a Global Note or a Global Certificate shall be the only person entitled to receive payments in respect of Notes represented by such Global Note or Global Certificate and the Issuer will be discharged by payment to, or to the order of, the holder of such Global Note or Global Certificate in respect of each amount so paid. Each of the persons shown in the records of Euroclear, Clearstream, Luxembourg or DTC as the beneficial holder of a particular nominal amount of Notes represented by such Global Note or Global Certificate must look solely to Euroclear, Clearstream, Luxembourg or DTC, as the case may be, for his share of each payment so made by the Issuer to, or to the order of, the holder of such Global Note or Global Certificate.
Notwithstanding the foregoing provisions of this Condition, if any amount of principal and/or interest in respect of Bearer Notes is payable in U.S. dollars, such U.S. dollar payments of principal and/or interest in respect of such Notes will be made at the specified office of a Paying Agent in the United States if:
(i)	the Issuer has appointed Paying Agents with specified offices outside the United States with the reasonable expectation that such Paying Agents would be able to make payment in U.S. dollars at such specified offices outside the United States of the full amount of principal and interest on the Notes in the manner provided above when due; and

(ii)	payment of the full amount of such principal and interest at all such specified offices outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions on the full payment or receipt of principal and interest in U.S. dollars; and

(iii)	such payment is then permitted under United States law without involving, in the opinion of the Issuer, adverse tax consequences to the Issuer.
(e) Payment Day
If the date for payment of any amount in respect of any Note, Receipt or Coupon is not a Payment Day, the holder thereof shall not be entitled to payment until the next following Payment Day in the relevant place and shall not be entitled to further interest or other payment in respect of such delay. For these purposes, “Payment Day” means any day which (subject to Condition 8) is:
(i)	a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in:
(A)	relevant place of presentation (where presentation is required);

(B)	London; and

(C)	any Additional Financial Centre specified in the applicable Final Terms; and

(ii)	either (1) in relation to any sum payable in a Specified Currency other than euro, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in the principal financial centre of the country of the relevant Specified Currency (if other than the place of presentation, London and any Additional Financial Centre and which, if the Specified Currency is Australian dollars or New Zealand dollars, shall be Sydney or Wellington, respectively) or (2) in relation to any sum payable in euro, a day on which the TARGET2 System is open.
(f) Interpretation of principal and interest
Any reference in these Terms and Conditions to principal in respect of the Notes shall be deemed to include, as applicable:
(i)	any additional amounts which may be payable with respect to principal under Condition 6 or under any undertakings given in addition thereto or in substitution therefor pursuant to the Trust Deed;

(ii)	the Final Redemption Amount of the Notes;

(iii)	the Early Redemption Amount of the Notes;

(iv)	the Optional Redemption Amount(s) (if any) of the Notes;

(v)	in relation to Notes redeemable in instalments, the Instalment Amounts;

(vi)	in relation to Zero Coupon Notes, the Amortised Face Amount (as defined in Condition 6(e)); and

(vii)	any premium and any other amounts (other than interest) which may be payable by the Issuer under or in respect of the Notes.
Any reference in these Terms and Conditions to interest in respect of the Notes shall be deemed to include, as applicable, any additional amounts which may be payable with respect to interest under Condition 7 or any undertakings given in addition thereto or in substitution therefor pursuant to the Trust Deed.
(g) Payments in respect of Australian Domestic Notes
Payments of principal and interest in respect of Australian Domestic Notes will be made in Australian dollars to the persons registered in the Register on the relevant Record Date (as defined below) as the holders of such Australian Domestic Notes or (if so required by the Trustee by notice in writing following the occurrence of an Event of Default or Potential Event of Default or following receipt by the Trustee of any money which it proposes to pay under clause 9 of the Trust Deed) to the Trustee. Payments to holders in respect of each Australian Domestic Note will be made: (i) if the Australian Domestic Note is held by Austraclear and entered in the Austraclear System, by crediting on the relevant Interest Payment Date, the Maturity Date or other date on which payment is due the amount then due to the account or accounts to which payments should be made in accordance with the Austraclear System Regulations or as otherwise agreed with Austraclear; and (ii) if the Australian Domestic Note is not held by Austraclear and entered in the Austraclear System, by crediting on the Interest Payment Date, the Maturity Date or other date on which payment is due, the amount then due to an account in Australia previously notified by the Noteholder(s) of the Australian Domestic Note to the Issuer and the Registrar.
Payment of an amount due in respect of an Australian Domestic Note to the holder or otherwise in accordance with this Condition or to the Trustee discharges the obligation of the Issuer to all persons to pay that amount.
Payments will for all purposes be taken to be made when the Issuer or the Issuing and Principal Paying Agent gives irrevocable instructions for the making of the relevant payment by electronic transfer, being instructions which would be reasonably expected to result, in the ordinary course of banking business, in the funds transferred reaching the account to which the payment is to be made on the same day as the day on which the instructions are given.
If a payment cannot be made in accordance with the foregoing because appropriate account details have not been provided, the Issuer has no obligation to make the payment until the Issuing and Principal Paying Agent has received those details together with a claim for payment and evidence to its satisfaction of the entitlement of the payee. No interest or other amount will be payable in respect of the delay.
If, following the application of Condition 5(e), a payment is due to be made under an Australian Domestic Note to an account on a Payment Day on which banks are not open for general banking business in the city in which the account is located, the Noteholder is not entitled to payment of such amount until the next Payment Day on which banks in such city are open for general banking business and is not entitled to any interest or other payment in respect of any such delay.
Payments will be subject in all cases to any fiscal or other laws and regulations applicable thereto but without prejudice to the provisions of Condition 7.
In this Condition 5(g) in relation to Australian Domestic Notes, “Record Date” means, in the case of payments of principal or interest, the date which is the eighth calendar day before the due date for the relevant payment of principal or interest.

6 Redemption and Purchase
(a) Redemption at maturity
Unless previously redeemed or purchased and cancelled as specified below, each Note will be redeemed by the Issuer at its Final Redemption Amount specified in, or determined in the manner specified in, the applicable Final Terms in the relevant Specified Currency on the Maturity Date.
(b) Redemption for tax reasons
The Notes may be redeemed at the option of the Issuer in whole, but not in part, at any time (if this Note is neither a Floating Rate Note nor an Index Linked Interest Note) or on any Interest Payment Date (if this Note is either a Floating Rate Note or an Index Linked Interest Note), on giving not less than 30 nor more than 60 days’ notice to the Issuing and Principal Paying Agent and, in accordance with Condition 13, the Noteholders (which notice shall be irrevocable), if:
(i)	on the occasion of the next payment due in respect of the Notes, the Issuer would be required to pay additional amounts as provided or referred to in Condition 7 as a result of any change in, or amendment to, the laws or regulations of the Relevant Jurisdiction (as defined in Condition 7) (or any political subdivision or taxing authority thereof or therein), or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the date on which agreement is reached to issue the first Tranche of the Notes; and

(ii)	such requirement cannot be avoided by the Issuer taking reasonable measures available to it, provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer would be required to pay such additional amounts were a payment in respect of the Notes then due.
Prior to the publication of any notice of redemption pursuant to this Condition, the Issuer shall deliver to the Trustee a certificate signed by two Directors of the Issuer stating that the requirement referred to in (i) above will apply on the occasion of the next payment due in respect of the Notes and cannot be avoided by the Issuer taking reasonable measures available to it and the Trustee shall be entitled to accept the certificate as sufficient evidence of the satisfaction of the conditions precedent set out above, in which event it shall be conclusive and binding on the Noteholders, the Receiptholders and the Couponholders. Upon the expiry of any such notice as is referred to in this paragraph, the Issuer shall be bound to redeem the Notes in accordance with the provisions of this paragraph.
Notes redeemed pursuant to this Condition 6(b) will be redeemed at their Early Redemption Amount referred to in paragraph (e) below together (if appropriate) with interest accrued to (but excluding) the date of redemption.
(c) Redemption at the option of the Issuer (Issuer Call)
If Issuer Call is specified in the applicable Final Terms, the Issuer may, having given:
(i)	notice within the Issuer Call Period to the Noteholders in accordance with Condition 13; and

(ii)	not less than 10 days before the giving of the notice referred to in (i), notice to the Issuing and Principal Paying Agent and the Trustee;
(which notices shall be irrevocable and shall specify the date fixed for redemption), redeem all or some only of the Notes then outstanding on any Optional Redemption Date and at the Optional Redemption Amount(s) specified in, or determined in the manner specified in, the applicable Final Terms together, if appropriate, with interest accrued to (but excluding) the relevant Optional Redemption Date. Any such redemption must be of a nominal amount equal to the Minimum Redemption Amount or a Higher Redemption Amount. In the case of a partial redemption of Notes, the Notes to be redeemed (“Redeemed Notes”) will be selected individually by lot, in the case of Redeemed Notes represented by definitive Notes or Australian Domestic Notes, not more than 30 days prior to the date fixed for redemption (such date of selection being hereinafter called the “Selection Date”). In the case of Redeemed Notes represented by definitive Notes or Australian Domestic Notes, a list of the serial numbers (or other identifying details in the case of Australian Domestic Notes) of such Redeemed Notes will be published in accordance with Condition 13 not less than 15 days prior to the date fixed for redemption.
(d) Redemption at the option of the Noteholders (Investor Put)
If Investor Put is specified in the applicable Final Terms, upon the holder of any Note giving to the Issuer in accordance with Condition 13 notice within the Investor Put Period the Issuer will, upon the expiry of such notice, redeem, subject to, and in accordance with, the terms specified in the applicable Final Terms, in whole (but not in part), such Note on the Optional Redemption Date and at the Optional Redemption Amount together, if appropriate, with interest accrued to (but excluding) the Optional Redemption Date. It may be that before an Investor Put can be exercised, certain conditions and/or circumstances will need to be satisfied. Where relevant, the provisions will be set out in the applicable Final Terms.
To exercise this option the holder must deposit (in the case of Bearer Notes) such Note (together with all unmatured Receipts and Coupons) with any Paying Agent or (in the case of Registered Notes (other than Australian Domestic Notes)) the Certificate representing such Note(s) with the Registrar or any Transfer Agent at its specified office, accompanied by a duly completed and signed notice of exercise (a “Put Notice” in the form (for the time being current) obtainable from any specified office of any Paying Agent, the Registrar or any Transfer Agent (as applicable) within the notice period and in which the holder must specify a bank account (or, if payment is required to be made by cheque, an address) to which payment is to be made under this Condition. The provisions of this paragraph in relation to Registered Notes (other than Australian Domestic Notes) apply equally to the Australian Domestic Notes, except that it shall not be necessary to deposit a certificate in connection with the exercise of this option in respect of an Australian Domestic Note.
(e) Early Redemption Amounts
For the purpose of paragraph (b) above and Condition 9, each Note will be redeemed at the Early Redemption Amount calculated as follows:
(i)	in the case of a Note with a Final Redemption Amount equal to the Issue Price, at the Final Redemption Amount thereof;

(ii)	in the case of a Note (other than a Zero Coupon Note but including an Instalment Note and Partly Paid Note) with a Final Redemption Amount which is or may be less or greater than the Issue Price or which is payable in a Specified Currency other than that in which the Notes are denominated, at the amount specified in, or determined in the manner specified in, the applicable Final Terms or, if no such amount or manner is so specified in the applicable Final Terms, at its nominal amount; or

(iii)	in the case of a Zero Coupon Note, at an amount (the “Amortised Face Amount”) equal to the sum of:
(A)	the Reference Price; and

(B)	the product of the Accrual Yield (compounded annually) being applied to the Reference Price from (and including) the Issue Date of the first Tranche of the Notes to (but excluding) the date fixed for redemption or (as the case may be) the date upon which such Note becomes due and repayable.
Where such calculation is to be made for a period which is not a whole number of years, it shall be made (I) in the case of a Zero Coupon Note other than a Zero Coupon Note payable in euro, on the basis of a 360-day year consisting of 12 months of 30 days each or (II) in the case of a Zero Coupon Note payable in euro, on the basis of the actual number of days elapsed divided by 365 (or, if any of the days elapsed falls in a leap year, the sum of (x) the number of those days falling in a leap year divided by 366 and (y) the number of those days falling in a non-leap year dividend by 365) or (in either case) on such other calculation basis as may be specified in the applicable Final Terms.
(f) Instalments
Instalment Notes will be redeemed in the Instalment Amounts and on the Instalment Dates. In the case of early redemption, the Early Redemption Amount will be determined pursuant to paragraph (e) above.
(g) Partly Paid Notes
Partly Paid Notes will be redeemed, whether at maturity, early redemption or otherwise, in accordance with the provisions of this Condition 6 and the applicable Final Terms.
(h) Purchases
The Issuer or any Subsidiary (as defined in the Trust Deed) of the Issuer may at any time purchase Notes (provided that, in the case of Bearer Notes, all unmatured Receipts, Coupons and Talons appertaining thereto are purchased therewith) at any price in the open market or otherwise.
(i) Cancellation
All Notes which are (a) redeemed or (b) purchased by or on behalf of the Issuer will forthwith be cancelled (together with all Certificates or unmatured Receipts, Coupons and Talons attached thereto or surrendered therewith at the time of redemption) and accordingly may not be reissued or resold. Any Notes which are purchased by or on behalf of any of the Issuer’s Subsidiaries may, at the option of the purchaser, be held or resold or surrendered to a Paying Agent for cancellation. Cancellation of an Australian Domestic Note will be taken to have occurred upon redemption of the Note or an entry being made in the Register that the Note has been redeemed or cancelled or transferred to the Issuer.
(j) Late payment on Zero Coupon Notes
If the amount payable in respect of any Zero Coupon Note upon redemption of such Zero Coupon Note pursuant to paragraph (a), (b), (c) or (d) above or upon its becoming due and repayable as provided in Condition 9 is improperly withheld or refused, the amount due and repayable in respect of such Zero Coupon Note shall be the amount calculated as provided in paragraph (e)(iii) above as though the references therein to the date fixed for the redemption or the date upon which such Zero Coupon Note becomes due and payable were replaced by references to the date which is the earlier of:
(i)	the date on which all amounts due in respect of such Zero Coupon Note have been paid; and

(ii)	five days after the date on which the full amount of the moneys payable in respect of such Zero Coupon Notes has been received by the Issuing and Principal Paying Agent or the Trustee and notice to that effect has been given to the Noteholders in accordance with Condition 13.

7 Taxation
All payments in respect of the Notes, Receipts and Coupons by the Issuer will be made without withholding or deduction for any present or future taxes, assessments or other governmental charges (“Taxes”) of the Issuer’s jurisdiction of incorporation (the “Relevant Jurisdiction”) (or any political subdivision or taxing authority thereof or therein), unless the withholding or deduction of the Taxes is required by law. In that event, the Issuer will pay such additional amounts as may be necessary in order that the net amount paid to each holder of any Note, Receipt or Coupon who, with respect to any such Tax is not resident in the Relevant Jurisdiction, after such withholding or deduction shall be not less than the respective amount to which such holder would have been entitled in respect of such Note, Receipt or Coupon, as the case may be, in the absence of the withholding or deduction; provided however that the Issuer shall not be required to pay any additional amounts (i) for or on account of any such Tax imposed by the United States (or any political subdivision or taxing authority thereof or therein) or (ii) for or on account of:
(a)	any Tax which would not have been imposed but for (i) the existence of any present or former connection between a holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership or corporation) and the Relevant Jurisdiction or any political subdivision or territory or possession thereof or area subject to its jurisdiction, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein or (ii) in the case of Notes other than Australian Domestic Notes, the presentation of such Note, Receipt or Coupon (or, in the case of Australian Domestic Notes, a claim for payment being made after that date) (x) for payment on a date more than 30 days after the Relevant Date (as defined below) or (y) in the Relevant Jurisdiction;

(b)	any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

(c)	any Tax which is payable otherwise than by withholding from payments of (or in respect of) principal of, or any interest on, such Note, Receipt or Coupon;

(d)	any Tax that is imposed or withheld by reason of the failure by the holder or any beneficial owner of such Note, Receipt or Coupon to comply with a request of the Issuer given to the holder in accordance with Condition 13 (i) to provide information concerning the nationality, residence or identity of the holder or any beneficial owner or (ii) to make any declaration or other similar claim or satisfy any information or reporting requirements, which, in the case of (i) or (ii), is required or imposed by a statute, treaty, regulation or administrative practice of the Relevant Jurisdiction as a precondition to exemption from all or part of such Tax;

(e)	any Tax imposed on a payment to an individual which is required to be made pursuant to European Council Directive 2003/48/EC or any law implementing or complying with, or introduced in order to conform to, such Directive;

(f)	any Tax payable with respect to a Note, Receipt or Coupon presented for payment by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant Note, Receipt or Coupon to another Paying Agent in a Member State of the European Union; or

(g)	any combination of items (a), (b), (c), (d), (e) and (f) above, nor shall the Issuer be required to pay any additional amounts with respect to any payment of the principal of, or any interest on, any Note, Receipt or Coupon to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the Relevant Jurisdiction (or any political subdivision or taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner which would not have been entitled to such additional amounts had it been the holder of such Note, Receipt or Coupon.
As used herein:
“Relevant Date” means the date on which such payment first becomes due, except that, if the full amount of the moneys payable has not been duly received by the Issuing and Principal Paying Agent or the Trustee on or prior to such due date, it means the date on which, the full amount of such moneys having been so received, notice to that effect is duly given to the Noteholders in accordance with Condition 13; and
“United States” means the United States of America (including the States and the District of Columbia) and its possessions (including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands).
8 Prescription
The Notes, Receipts and Coupons will become void unless presented for payment (or, in the case of Australian Domestic Notes, unless a claim for payment is made) within a period of 10 years (in the case of principal) and five years (in the case of interest) after the Relevant Date (as defined in Condition 7) therefor (subject to the provisions of Condition 5(b)).

There shall not be included in any Coupon sheet issued on exchange of a Talon any Coupon the claim for payment in respect of which would be void pursuant to this Condition or Condition 5(b) or any Talon which would be void pursuant to Condition 5(b).
9 Events of Default and Enforcement
(A) Events of Default
The Trustee at its discretion may, and if so requested in writing by the holders of at least one-quarter in nominal amount of the Notes then outstanding or if so directed by an Extraordinary Resolution of the Noteholders shall (subject in each case to being indemnified to its satisfaction), give notice to the Issuer that the Notes are, and they shall accordingly forthwith become, immediately due and repayable at their Early Redemption Amount as referred to in Condition 6(e), together (if applicable) with accrued interest as provided in the Trust Deed, in any of the following events (“Events of Default”):
(a)	if default is made in the payment of any principal or any interest due in respect of the Notes or any of them and the default continues for a period of 14 days in the case of a payment of principal or 21 days in the case of a payment of interest; or

(b)	if the Issuer fails to perform or observe any of its other obligations under these Terms and Conditions or the Trust Deed and (except in any case where the Trustee considers the failure to be incapable of remedy when no such continuation or notice as is hereinafter mentioned will be required) the failure continues for the period of 30 days (or such longer period as the Trustee may permit) next following the service by the Trustee on the Issuer of notice requiring the same to be remedied; or

(c)	if any Indebtedness for Borrowed Money of the Issuer becomes due and repayable prematurely by reason of an event of default (however described) or the Issuer fails to make any payment in respect of any Indebtedness for Borrowed Money on the due date for payment (as extended by any originally applicable grace period) or any security given by the Issuer for any Indebtedness for Borrowed Money becomes enforceable by reason of default in relation thereto and steps are taken to enforce such security or if default is made by the Issuer in making any payment due under any guarantee and/or indemnity (at the expiry of any originally applicable grace period) given by it in relation to any Indebtedness for Borrowed Money of any other person, provided that no event shall constitute an Event of Default unless the Indebtedness for Borrowed Money or other relative liability either alone or when aggregated with other Indebtedness for Borrowed Money and/or other liabilities relative to all (if any) other events which shall have occurred equals or exceeds (i) £50,000,000 (or its equivalent in any other currency) in relation to any such event falling on or before 1st August, 2014 and (ii) £150,000,000 (or its equivalent in any other currency) in relation to any such event falling after 1st August, 2014; or

(d)	if any order is made by any competent court or resolution passed for the winding up or dissolution of the Issuer, save for the purposes of a reorganisation on terms approved in writing by the Trustee; or

(e)	if the Issuer stops payment of, or is unable to, or admits inability to, pay, its debts (or any class of its debts) as they fall due, or is deemed unable to pay its debts (within the meaning of section 123(1)(e) or (2) of the Insolvency Act 1986), or is adjudicated or found bankrupt or insolvent or shall enter into any composition or other similar arrangements with its creditors under section 1 of the Insolvency Act 1986; or

(f)	if (i) an administrative or other receiver, manager, administrator or other similar official is appointed in relation to the Issuer or, as the case may be, in relation to the whole or a substantial part of the undertaking or assets of it, or an encumbrancer takes possession of the whole or a substantial part of the undertaking or assets of it, or a distress, execution, attachment, sequestration or other process is levied, enforced upon, sued out or put in force against the whole or a substantial part of the undertaking or assets of it and (ii) in any case (other than the appointment of an administrator) is not discharged, removed or paid within 45 days;
PROVIDED, in the case of any Event of Default other than those described in paragraphs (a) and (d) above, the Trustee shall have certified in writing to the Issuer that the Event of Default is, in its opinion, materially prejudicial to the interests of the Noteholders.
For the purposes of this Condition, “Indebtedness for Borrowed Money” means any present or future indebtedness (whether being principal, premium, interest or other amounts) for or in respect of (i) money borrowed, (ii) liabilities under or in respect of any acceptance or acceptance credit or (iii) any bonds, notes, debentures, debenture stock or loan stock.
(B) Enforcement
The Trustee may at any time, at its discretion and without notice, take such proceedings against the Issuer as it may think fit to enforce the provisions of the Trust Deed, the Deed Poll, the Notes, the Receipts and the Coupons, but it shall not be bound to take any such proceedings or any other action in relation to the Trust Deed, the Deed Poll, the Notes, the Receipts or the Coupons unless (i) it shall have been so directed by an Extraordinary Resolution of the relevant Noteholders or so requested in writing by the holders of at least one-quarter in nominal amount of the relevant Notes then outstanding, and (ii) it shall have been indemnified to its satisfaction.
Save as otherwise provided herein, no Noteholder, Receiptholder or Couponholder shall be entitled to proceed directly against the Issuer unless the Trustee, having become bound so to proceed, fails so to do within a reasonable period and the failure shall be continuing.

10 Replacement of Notes, Certificates, Receipts, Coupons and Talons
This Condition 10 does not apply to Australian Domestic Notes.
Should any Note, Certificate, Receipt, Coupon or Talon be lost, stolen, mutilated, defaced or destroyed, it may be replaced at the specified office of the Issuing and Principal Paying Agent (in the case of Bearer Notes, Receipts, Coupons or Talons) and of the Registrar (in the case of Certificates) upon payment by the claimant of such costs and expenses as may be incurred in connection therewith and on such terms as to evidence and indemnity as the Issuer may reasonably require. Mutilated or defaced Notes, Certificates, Receipts, Coupons or Talons must be surrendered before replacements will be issued.
11 Agents
The names of the initial Issuing and Principal Paying Agent, the other Paying Agents, the Registrar and the Transfer Agents and their initial specified offices are set out below or, in the case of Australian Domestic Notes, in the applicable Final Terms.
The Issuer is entitled, with the prior written approval of the Trustee, to vary or terminate the appointment of the Issuing and Principal Paying Agent, any other Paying Agent, the Registrar or any Transfer Agent and/or appoint additional or other Paying Agents or Transfer Agents or another Registrar and/or approve any change in the specified office through which any such agent acts, provided that:
(i)	there will at all times be an Issuing and Principal Paying Agent;

(ii)	there will at all times be a Registrar and (except in relation to Australian Domestic Notes) a Transfer Agent in relation to Registered Notes;

(iii)	so long as the Notes are listed on any stock exchange, there will at all times be a Paying Agent with a specified office in such place as may be required by the rules and regulations of the relevant stock exchange or other relevant authority;

(iv)	there will at all times be a Paying Agent with a specified office in a city approved by the Trustee outside the Relevant Jurisdiction; and

(v)	save where it may from time to time be otherwise agreed with the Trustee that it is unduly onerous or not current market practice at the relevant time to do so and save to the extent that the following requirement is not met by virtue of paragraph (iii) above and, except in the case of Australian Domestic Notes, there will at all times be a Paying Agent with a specified office in a European Union member state that is not obliged to withhold or deduct tax pursuant to European Council Directive 2003/48/EC or any law implementing or complying with, or introduced in order to conform to, such Directive.
In addition, the Issuer shall forthwith appoint a Paying Agent having a specified office in New York City in the circumstances described in Condition 5(d).
Any variation, termination, appointment or change shall only take effect (other than in the case of insolvency, when it shall be of immediate effect) after not less than 30 nor more than 60 days’ prior notice thereof shall have been given to the Noteholders in accordance with Condition 13.
In acting under the Agency Agreement or an Australian Agency Agreement, the Issuing and Principal Paying Agent, the Paying Agents, the Registrar and the Transfer Agents act solely as agents of the Issuer and, in certain limited circumstances, of the Trustee and do not assume any obligation to, or relationship of agency or trust with, any Noteholders, Receiptholders or Couponholders (except that sums received from or on behalf of the Issuer for the payment of principal or interest on any Australian Domestic Notes may be held on trust for the benefit of the persons entitled thereto until such sums shall be paid to such persons or otherwise disposed of as may be set forth in the Australian Agency Agreement). The Agency Agreement contains, and any Australian Agency Agreement may contain, provisions permitting any entity into which any Paying Agent or Registrar or Transfer Agent is merged or converted or with which it is consolidated or to which it transfers all or substantially all of its assets to become the successor paying agent, registrar or transfer agent, as the case may be.
An approval given by the Issuing and Principal Paying Agent or the Registrar for an Australian Domestic Note for any purpose under its Australian Agency Agreement does not constitute a recommendation or endorsement by such person of the Note but only indicates that it is considered by the Issuing and Principal Paying Agent or the Registrars, as the case may be, to be compatible with the performance of its obligations under the Australian Agency Agreement.
12 Exchange of Talons
On and after the Interest Payment Date on which the final Coupon comprised in any Coupon sheet matures, the Talon (if any) forming part of such Coupon sheet may be surrendered at the specified office of the Issuing and Principal Paying Agent or any other Paying Agent in exchange for a further Coupon sheet including (if such further Coupon sheet does not include Coupons to (and including) the final date for the payment of interest due in respect of the Note to which it appertains) a further Talon, subject to the provisions of Condition 8.
13 Notices
Notices to the holders of Registered Notes shall be mailed to them at their respective addresses in the Register and deemed to have been given on the fourth weekday (being a day other than a Saturday or Sunday) after the date of mailing. Alternatively, notices to holders of Australian Domestic Notes may be given by being published in a leading daily newspaper of general circulation in Australia. It is expected that such notices will normally be published in the Australian Financial Review. Any such notice will be deemed to have been given on the first date of such publication.
Notices to the holders of Bearer Notes will be deemed to be validly given if published in a leading English language daily newspaper of general circulation in the United Kingdom. It is expected that such publication will be made in the Financial Times. The Issuer shall also ensure that notices are duly published in a manner which complies with the rules and regulations of any stock exchange or any other relevant authority on which the Notes are for the time being listed. Any such notice will be deemed to have been given on the date of the first publication.
Notices to be given by any Noteholder shall be in writing and given by lodging the same, together (in the case of any Note in definitive form) with the relative Note or Notes, with the Issuing and Principal Paying Agent (in the case of Bearer Notes) or the Registrar (in the case of Registered Notes). Couponholders shall be deemed for all purposes to have notice of the contents of any notice given to the holders of Bearer Notes in accordance with this Condition.
14 Meeting of Noteholders, Modification, Authorisation, Waiver, Determination and Substitution
(a) Meetings
The Trust Deed contains provisions for convening meetings of the Noteholders to consider any matter affecting their interests, including the sanctioning by Extraordinary Resolution of a modification of any of the provisions of these Terms and Conditions, the Notes, the Receipts, the Coupons or the Trust Deed. Such a meeting may be convened by the Issuer or by Noteholders holding not less than 10 per cent. in nominal amount of the Notes for the time being outstanding. The quorum at any such meeting for passing an Extraordinary Resolution will be one or more persons holding or representing a clear majority in nominal amount of the Notes for the time being outstanding, or at any adjourned meeting one or more persons being or representing Noteholders whatever the nominal amount of the Notes so held or represented. An Extraordinary Resolution passed at any meeting of the Noteholders shall be binding on all the Noteholders, whether or not they are present at the meeting, and on all Receiptholders and Couponholders.
(b) Modification, Authorisation, Waiver, Determination, Substitution etc.
The Trustee may agree, without the consent of the Noteholders, the Receiptholders or the Couponholders, to any modification of, or to the waiver or authorisation of any breach or proposed breach of, any of these Terms and Conditions or any of the provisions of the Trust Deed or the Deed Poll or determine, without any such consent as aforesaid, that any Event of Default or Potential Event of Default (as defined in the Trust Deed) shall not be treated as such, which in any such case is not, in the opinion of the Trustee, materially prejudicial to the interests of the Noteholders or may agree, without any such consent as aforesaid, to any modification which is of a formal, minor or technical nature or to correct a manifest error.
In connection with the exercise by it of any of its trusts, powers, authorities and discretions (including, without limitation, any modification, waiver, authorisation, determination or substitution), the Trustee shall have regard to the general interests of the Noteholders as a class but shall not have regard to any interests arising from circumstances particular to individual Noteholders, Receiptholders or Couponholders (whatever their number) and, in particular but without limitation, shall not have regard to the consequences of any such exercise for individual Noteholders, Receiptholders or Couponholders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political sub-division thereof and the Trustee shall not be entitled to require, nor shall any Noteholder, Receiptholder or Couponholder be entitled to claim, from the Issuer, the Trustee or any other person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Noteholders, Receiptholders or Couponholders except to the extent already provided for in Condition 7 and/or any undertaking given in addition to, or in substitution for, Condition 7 pursuant to the Trust Deed.
The Trustee may, without the consent of the Noteholders, Receiptholders or Couponholders, agree with the Issuer to the substitution in place of the Issuer (or of any previous substitute under this Condition) as principal debtor in respect of the Notes, the Receipts and the Coupons and under the Trust Deed and (in the case of Australian Domestic Notes) the Deed Poll of either (i) a Successor in Business (as defined in the Trust Deed) to the Issuer or (ii) a Holding Company of the Issuer or (iii) a Subsidiary of the Issuer, in each case subject to the Trustee being satisfied that the interests of the Noteholders will not be materially prejudiced thereby provided that in determining such material prejudice the Trustee shall not take into account any prejudice to the interests of the Noteholders as a result of such substituted company not being required pursuant to proviso (i) to Condition 7 to pay any additional amounts for or on account of any Taxes imposed by the United States of America or any political subdivision or taxing authority thereof or therein and certain other conditions set out in the Trust Deed being complied with.
The Trust Deed contains provisions permitting the Issuer to consolidate with or merge into any other person or convey, transfer or lease its properties and assets substantially as an entirety to any person provided that (i) in the case of a consolidation or merger (except where the Issuer is the continuing entity) such person agrees to be bound by the terms of the Notes, the Receipts, the Coupons, the Trust Deed and the Deed Poll as principal debtor in place of the Issuer; (ii) in the case of a conveyance, transfer or lease, such person guarantees the obligations of the Issuer under the Notes, the Receipts, the Coupons and the Trust Deed and (iii) certain other conditions set out in the Trust Deed are complied with.
Any such modification, waiver, authorisation, determination or substitution shall be binding on the Noteholders, the Receiptholders and the Couponholders and, unless the Trustee otherwise agrees, any such modification or substitution shall be notified to the Noteholders in accordance with Condition 13 as soon as practicable thereafter.

For the purposes of this Condition “Holding Company” means, in relation to a person, an entity of which that person is a Subsidiary.
N.B. The Trust Deed does not contain any provisions requiring higher quorums in any circumstances.
15 Further Issues
The Issuer shall be at liberty from time to time without the consent of the Noteholders, the Receiptholders or the Couponholders to create and issue further notes having terms and conditions the same as the Notes or the same in all respects save for the amount and date of the first payment of interest thereon and so that the same shall be consolidated and form a single Series with the outstanding Notes. The Trust Deed contains provisions for convening a single meeting of the Noteholders and the holders of notes of other Series in certain circumstances where the Trustee so decides.
16 Indemnification of the Trustee and its Contracting with the Issuer
The Trust Deed contains provisions for the indemnification of the Trustee and for its relief from responsibility, including provisions relieving it from taking action unless indemnified to its satisfaction.
The Trust Deed also contains provisions pursuant to which the Trustee is entitled, inter alia, (i) to enter into business transactions with the Issuer and/or any of its Subsidiaries and to act as trustee for the holders of any other securities issued or guaranteed by, or relating to, the Issuer and/or any of its Subsidiaries, (ii) to exercise and enforce its rights, comply with its obligations and perform its duties under or in relation to any such transactions or, as the case may be, any such trusteeship without regard to the interests of, or consequences for, the Noteholders, Receiptholders or Couponholders, and (iii) to retain and not be liable to account for any profit made or any other amount or benefit received thereby or in connection therewith.
17 Third Party Rights
No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of the Notes, but this does not affect any right or remedy of any person which exists or is available apart from that Act.
18 Governing Law
The Trust Deed, the Notes (other than Australian Domestic Notes), the Receipts and the Coupons, and any non-contractual obligations arising out of or in connection with any of them, are governed by and shall be construed in accordance with, English law. The Agency Agreement is governed by and shall be construed in accordance with English law.
The Australian Domestic Notes, the Deed Poll and (unless otherwise specified in the applicable Final Terms) each Australian Agency Agreement will be governed by, and construed in accordance with, the laws in force in New South Wales, Australia, save that the provisions of Condition 9 and Condition 14 shall be interpreted so as to have the same meaning they would have if governed by English law. In the case of Australian Domestic Notes, the Issuer has irrevocably agreed for the benefit of Noteholders that the courts of New South Wales, Australia are to have non-exclusive jurisdiction to settle any disputes which may arise out of or in connection with the Australian Domestic Notes and the Deed Poll and that accordingly any suit, action or proceedings arising out of or in connection with the Australian Domestic Notes or the Deed Poll (together referred to as “Australian Proceedings”) may be brought in such courts.
The Issuer has irrevocably waived any objection which it may have now or hereafter to the laying of the venue of any Australian Proceedings in any such court and any claim that any such Australian Proceedings have been brought in an inconvenient forum and has further irrevocably agreed that a judgment in any such Australian Proceedings brought in the courts of New South Wales shall be conclusive and binding upon it and may be enforced in the courts of any other jurisdiction.
For so long any Australian Domestic Notes are outstanding, the Issuer will appoint an agent to accept service of process on its behalf in New South Wales in respect of any Australian Proceedings such agent being as specified in the applicable Final Terms. In the event of such agent ceasing to act, the Issuer will immediately appoint another agent in Sydney.

SCHEDULE 2
PART 1
FORM OF TEMPORARY GLOBAL NOTE
[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.]1
VODAFONE GROUP PLC
(the Issuer)
(incorporated with limited liability in England and Wales)
TEMPORARY GLOBAL NOTE
This Note is a Temporary Global Note in respect of a duly authorised issue of Notes of the Issuer (the Notes) of the Nominal Amount, Specified Currency(ies) and Specified Denomination(s) as are specified in the Final Terms applicable to the Notes (the Final Terms), a copy of which is annexed hereto. References herein to the Conditions shall be to the Terms and Conditions of the Notes as set out in the Schedule 1 to the Trust Deed (as defined below) as supplemented, replaced and modified by the Final Terms but, in the event of any conflict between the provisions of the Conditions and the information in the Final Terms, the Final Terms will prevail. Words and expressions defined in the Conditions shall bear the same meanings when used in this Global Note. This Global Note is issued subject to, and with the benefit of, the Conditions and a Trust Deed (such Trust Deed as modified and/or supplemented and/or restated from time to time, the Trust Deed) dated 16 July 1999 and made between the Issuer (under its then name of Vodafone AirTouch Plc) and The Law Debenture Trust Corporation p.l.c. as trustee for the holders of the Notes.
The Issuer, subject as hereinafter provided and subject to and in accordance with the Conditions and the Trust Deed, promises to pay to the bearer hereof on each Instalment Date (if the Notes are repayable in instalments) and on the Maturity Date and/or on such earlier date(s) as all or any of the Notes represented by this Global Note may become due and repayable in accordance with the Conditions and the Trust Deed, the amount payable under the Conditions in respect of such Notes on each such date and to pay interest (if any) on the nominal amount of the Notes from time to time represented by this Global Note calculated and payable as provided in the Conditions and the Trust Deed together with any other sums payable under the Conditions and the Trust Deed, upon presentation and, at maturity, surrender of this Global Note to or to the order of the Issuing and Principal Paying Agent or any of the other Paying Agents located outside the United States, its territories and possessions (except as provided in the Conditions) from time to time appointed by the Issuer in respect of the Notes.
If the Final Terms indicates that this Global Note is intended to be a New Global Note, the nominal amount of Notes represented by this Global Note shall be the aggregate amount from time to time entered in the records of both Euroclear Bank S.A./N.V. (Euroclear) and Clearstream Banking, société anonyme (Clearstream, Luxembourg and together with Euroclear, the relevant Clearing Systems). The records of the relevant Clearing Systems (which expression in this Global Note means the records that each relevant Clearing System holds for its customers which reflect the amount of such customer’s interest in the Notes) shall be conclusive evidence of the nominal amount of Notes represented by this Global Note and, for these purposes, a statement issued by a relevant Clearing System (which statement shall be made available to the bearer upon request) stating the nominal amount of Notes represented by this Global Note at any time shall be conclusive evidence of the records of the relevant Clearing System at that time.

[1]	Include where the original maturity of the Notes is more than 365 days.

If the Final Terms indicates that this Global Note is not intended to be a New Global Note, the nominal amount of the Notes represented by this Global Note shall be the amount stated in the applicable Final Terms or, if lower, the nominal amount most recently entered by or on behalf of the Issuer in the relevant column in Part II, III, or IV of Schedule One hereto or in Schedule Two hereto.
On any redemption of, or payment of an instalment or interest being made in respect of, or purchase and cancellation of, any of the Notes represented by this Global Note the Issuer shall procure that:
(a)	if the Final Terms indicates that this Global Note is intended to be a New Global Note, details of such redemption, payment or purchase and cancellation (as the case may be) shall be entered pro rata in the records of the relevant Clearing Systems, and, upon any such entry being made, the nominal amount of the Notes recorded in the records of the relevant Clearing Systems and represented by this Global Note shall be reduced by the aggregate nominal amount of the Notes so redeemed or purchased and cancelled or by the aggregate amount of such instalment so paid; or

(b)	if the Final Terms indicates that this Global Note is not intended to be a New Global Note, details of such redemption, payment or purchase and cancellation (as the case may be) shall be entered by or on behalf of the Issuer in Schedule One hereto and the relevant space in Schedule One hereto recording any such redemption, payment or purchase and cancellation (as the case may be) shall be signed by or on behalf of the Issuer. Upon any such redemption, payment of an instalment or purchase and cancellation, the nominal amount of this Global Note and the Notes represented by this Global Note shall be reduced by the nominal amount of such Notes so redeemed or purchased and cancelled or the amount of such instalment so paid.
Payments due in respect of Notes for the time being represented by this Global Note shall be made to the bearer of this Global Note and each payment so made will discharge the Issuer’s obligations in respect thereof. Any failure to make entries referred to above shall not affect such discharge.
Payments of principal and interest (if any) due prior to the Exchange Date (as defined below) will only be made to the bearer hereof to the extent that there is presented to the Agent by Clearstream, Luxembourg or Euroclear a certificate to the effect that it has received from or in respect of a person entitled to a beneficial interest in a particular nominal amount of the Notes represented by this Global Note (as shown by its records) a certificate of non-US beneficial ownership in the form required by it. The bearer of this Global Note will not (unless upon due presentation of this Global Note for exchange, delivery of the appropriate number of Definitive Bearer Notes (together, if applicable, with the Receipts, Coupons and Talons appertaining thereto in or substantially in the forms set out in Parts 5, 6, 7 and 8 of Schedule 2 to the Trust Deed) or, as the case may be, issue and delivery (or, as the case may be, endorsement) of the Permanent Global Note is improperly withheld or refused and such withholding or refusal is continuing at the relevant payment date) be entitled to receive any payment hereon due on or after the Exchange Date.
If this Temporary Global Note is an Exchangeable Bearer Note then, subject to Condition 2(f), this Temporary Global Note may be exchanged in whole or from time to time in part for one or more Registered Notes in accordance with the Conditions on or after the Issue Date but before its Exchange Date referred to below by its presentation to any Transfer Agent at its specified office. On or after the Exchange Date, the outstanding nominal amount of this Temporary Global Note may be exchanged for Definitive Bearer Notes and Registered Notes in accordance with the next paragraph.
On or after the date (the Exchange Date) which is the 40th day after the Issue Date, this Global Note may be exchanged (free of charge) in whole or in part for, as specified in the Final Terms, either (a) Definitive Bearer Notes and (if applicable) Receipts, Coupons and/or Talons (on the basis that all the appropriate details have been included on the face of such Definitive Bearer Notes and (if applicable) Receipts, Coupons and/or Talons and the relevant information supplementing, replacing or modifying the Conditions appearing in the Final Terms has been endorsed on or attached to such Definitive Bearer Notes) or (b) either (if the Final Terms indicates that this Global Note is intended to be a New Global Note) interests recorded in the records of the relevant Clearing Systems in a Permanent Global Note or (if the Final Terms indicates that this Global Note is not intended to be a New Global Note) a Permanent Global Note which, in either case, is in or substantially in the form set out in Part 2 of the Schedule 2 to the Trust Deed (together with the Final Terms attached thereto) or (if this Global Note is an Exchangeable Bearer Note) for Registered Notes upon notice being given by Euroclear and/or Clearstream, Luxembourg acting on the instructions of any holder of an interest in this Global Note and subject, in the case of Definitive Bearer Notes, to such notice period as is specified in the Final Terms.
If Definitive Bearer Notes and (if applicable) Receipts, Coupons and/or Talons have already been issued in exchange for all the Notes represented for the time being by the Permanent Global Note, then this Global Note may only thereafter be exchanged for Definitive Bearer Notes and (if applicable) Receipts, Coupons and/or Talons pursuant to the terms hereof. This Global Note may be exchanged by the bearer hereof on any day (other than a Saturday or Sunday) on which banks are open for general business in London.
The Issuer shall procure that Definitive Bearer Notes or (as the case may be) the Permanent Global Note shall be issued and delivered and (in the case of the Permanent Global Note where the Final Terms indicates that this Global Note is intended to be a New Global Note) interests in the Permanent Global Note shall be recorded in the records of the relevant Clearing Systems in exchange for only that portion of this Global Note in respect of which there shall have been presented to the Principal Paying Agent by Euroclear or Clearstream, Luxembourg a certificate to the effect that it has received from or in respect of a person entitled to a beneficial interest in a particular nominal amount of the Notes represented by this Global Note (as shown by its records) a certificate of non-US beneficial ownership in the form required by it.
On an exchange of the whole of this Global Note, this Global Note shall be surrendered to or to the order of the Principal Paying Agent. The Issuer shall procure that:
(a)	if the Final Terms indicates that this Global Note is intended to be a New Global Note, on an exchange of the whole or part only of this Global Note, details of such exchange shall be entered pro rata in the records of the relevant Clearing Systems such that the nominal amount of Notes represented by this Global Note shall be reduced by the nominal amount of this Global Note so exchanged; or

(b)	if the Final Terms indicates that this Global Note is not intended to be a New Global Note, on an exchange of part only of this Global Note details of such exchange shall be entered by or on behalf of the Issuer in Schedule Two hereto and the relevant space in Schedule Two hereto recording such exchange shall be signed by or on behalf of the Issuer, whereupon the nominal amount of this Global Note and the Notes represented by this Global Note shall be reduced by the nominal amount of this Global Note so exchanged. On any exchange of this Global Note for a Permanent Global Note, details of such exchange shall be entered by or on behalf of the Issuer in Schedule Two to the Permanent Global Note and the relevant space in Schedule Two thereto recording such exchange shall be signed by or on behalf of the Issuer.
Until the exchange of the whole of this Global Note as aforesaid, the bearer hereof shall in all respects be entitled to the same benefits as if he were the bearer of Definitive Bearer Notes and the relative Receipts, Coupons and/or Talons (if any) in the form(s) set out in Part 5, Part 6, Part 7 and Part 8 (as applicable) of the Schedule 2 to the Trust Deed.
The holder of this Global Note shall be treated at any meeting of the Noteholders as having one vote in respect of each Definitive Bearer Note for which this Global Note would be exchangeable.
In considering the interests of Noteholders while this Global Note is held on behalf of a clearing system, the Trustee may have regard to any information provided to it by such clearing system or its operator as to the identity (either individually or by category) of its accountholders with entitlements to this Global Note and may consider such interests as if such accountholders were the holder of this Global Note.

This Global Note does not confer on a third party any right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Global Note, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.
This Global Note, and any non-contractual obligations arising out of or in connection with it, are governed by, and shall be construed in accordance with, English law.
This Global Note shall not be valid unless authenticated by HSBC Bank plc as Issuing and Principal Paying Agent and, if the Final Terms indicates that this Global Note is intended to be held in a manner which would allow Eurosystem eligibility, effectuated by the entity appointed as common safekeeper by the relevant Clearing Systems.

IN WITNESS whereof the Issuer has caused this Global Note to be signed manually or in facsimile by a person duly authorised on its behalf.

Issued as of

VODAFONE GROUP PLC
By:
Duly Authorised

Authenticated by
HSBC Bank plc
as Issuing and Principal Paying Agent.

By:
Authorised Officer

2Effectuated without recourse,
warranty or liability by

as common safekeeper

By:

[2]	This should only be completed where the Final Terms indicates that this Global Note is intended to be held in a manner which would allow Eurosytem eligibility.

Schedule One*
PART I
INTEREST PAYMENTS

Confirmation of
	Interest Payment	Total amount of	Amount of interest	payment by or on
Date made	Date	interest payable	paid	behalf of the Issuer

*	Schedule One should only be completed where the Final Terms indicates that this Global Note is not intended to be a New Global Note.

PART II
PAYMENT OF INSTALMENT AMOUNTS

Remaining nominal
amount of this
	Total amount of	Amount of	Global Note	Confirmation of
	Instalment	Instalment	following such	payment by or on
Date made	Amounts payable	Amounts paid	payment *	behalf of the Issuer

*	See most recent entry in Part II, III or IV of Schedule Two in order to determine this amount.

PART III
REDEMPTIONS

Remaining nominal
			amount of this	Confirmation of
			Global Note	redemption by or
	Total amount of	Amount of	following such	on behalf of the
Date made	principal payable	principal paid	redemption*	Issuer

*	See most recent entry in Part II, III or IV of Schedule Two in order to determine this amount.

PART IV
PURCHASES AND CANCELLATIONS

Remaining nominal
		amount of this Global	Confirmation of
	Part of nominal amount	Note following such	purchase and
	of this Global Note	purchase and	cancellation by or on
Date made	purchased and cancelled	cancellation*	behalf of the Issuer

*	See most recent entry in Part II, III or IV of Schedule Two in order to determine this amount.

Schedule Two*
EXCHANGES
FOR DEFINITIVE BEARER NOTES, REGISTERED NOTES OR PERMANENT GLOBAL NOTE
The following exchanges of a part of this Global Note for Definitive Bearer Notes or Registered Notes or a part of a Permanent Global Note have been made:

Nominal amount of this
Global Note exchanged
for Definitive Bearer
	Notes, Registered Notes	Remaining nominal
	or a part of a Permanent	amount of this Global
	Global Note (stating	Note following such	Notation made by or on
Date made	which)	exchange*	behalf of the Issuer

*	Schedule Two should only be completed where the Final Terms indicates that this Global Note is not intended to be a New Global Note.

*	See most recent entry in Part II, III or IV of Schedule One or in this Schedule Two in order to determine this amount.

ANNEX
[attach Final Terms that relate to this Global Note]

PART 2
FORM OF PERMANENT GLOBAL NOTE
[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.]3
VODAFONE GROUP PLC
(the Issuer)
(incorporated with limited liability in England and Wales)
PERMANENT GLOBAL NOTE
This Note is a Permanent Global Note in respect of a duly authorised issue of Notes of the Issuer (the Notes) of the Nominal Amount, Specified Currency(ies) and Specified Denomination(s) as are specified in the Final Terms applicable to the Notes (the Final Terms), a copy of which is annexed hereto. References herein to the Conditions shall be to the Terms and Conditions of the Notes as set out in the Schedule 1 to the Trust Deed (as defined below) as supplemented, replaced and modified by the Final Terms but, in the event of any conflict between the provisions of the Conditions and the information in the Final Terms, the Final Terms will prevail. Words and expressions defined in the Conditions shall bear the same meanings when used in this Global Note. This Global Note is issued subject to, and with the benefit of, the Conditions and a Trust Deed (such Trust Deed as modified and/or supplemented and/or restated from time to time, the Trust Deed) dated 16 July 1999 and made between the Issuer (under its then name of Vodafone AirTouch Plc) and The Law Debenture Trust Corporation p.l.c. as trustee for the holders of the Notes.
The Issuer, subject to and in accordance with the Conditions and the Trust Deed, promises to pay to the bearer hereof on each Instalment Date (if the Notes are repayable in instalments) and on the Maturity Date and/or on such earlier date(s) as all or any of the Notes represented by this Global Note may become due and repayable in accordance with the Conditions and the Trust Deed, the amount payable under the Conditions in respect of such Notes on each such date and to pay interest (if any) on the nominal amount of the Notes from time to time represented by this Global Note calculated and payable as provided in the Conditions and the Trust Deed together with any other sums payable under the Conditions and the Trust Deed, upon presentation and, at maturity, surrender of this Global Note at the specified office of the Issuing and Principal Paying Agent at 8 Canada Square, London EC2V 7EX, England or such other specified office as may be specified for this purpose in accordance with the Conditions or at the specified office of any of the other Paying Agents located outside the United States, its territories and possessions (except as provided in the Conditions) from time to time appointed by the Issuer in respect of the Notes.
If the Final Terms indicates that this Global Note is intended to be a New Global Note, the nominal amount of Notes represented by this Global Note shall be the aggregate amount from time to time entered in the records of both Euroclear Bank S.A./N.V. (Euroclear) and Clearstream Banking, société anonyme (Clearstream, Luxembourg and together with Euroclear, the relevant Clearing Systems). The records of the relevant Clearing Systems (which expression in this Global Note means the records that each relevant Clearing System holds for its customers which reflect the amount of such customer’s interest in the Notes) shall be conclusive evidence of the nominal amount of Notes represented by this Global Note and, for these purposes, a statement issued by a relevant Clearing System (which statement shall be made available to the bearer upon request) stating the nominal amount of Notes represented by this Global Note at any time shall be conclusive evidence of the records of the relevant Clearing System at that time.

[3]	Include where the original maturity of the Notes is more than 365 days.

If the Final Terms indicates that this Global Note is not intended to be a New Global Note, the nominal amount of the Notes represented by this Global Note shall be the amount stated in the applicable Final Terms or, if lower, the nominal amount most recently entered by or on behalf of the Issuer in the relevant column in Part II, Part III, or Part IV of Schedule One hereto or in Schedule Two hereto.
On any redemption of, or payment of an instalment or interest being made in respect of, or purchase and cancellation of, any of the Notes represented by this Global Note the Issuer shall procure that:
(a)	if the Final Terms indicates that this Global Note is intended to be a New Global Note, details of such redemption, payment or purchase and cancellation (as the case may be) shall be entered pro rata in the records of the relevant Clearing Systems and, upon any such entry being made, the nominal amount of the Notes recorded in the records of the relevant Clearing Systems and represented by this Global Note shall be reduced by the aggregate nominal amount of the Notes so redeemed or purchased and cancelled or by the aggregate amount of such instalment so paid; or

(b)	if the Final Terms indicates that this Global Note is not intended to be a New Global Note, details of such redemption, payment or purchase and cancellation (as the case may be) shall be entered by or on behalf of the Issuer in Schedule One hereto and the relevant space in Schedule One hereto recording any such redemption, payment or purchase and cancellation (as the case may be) shall be signed by or on behalf of the Issuer. Upon any such redemption, payment of an instalment or purchase and cancellation, the nominal amount of this Global Note and the Notes represented by this Global Note shall be reduced by the nominal amount of such Notes so redeemed or purchased and cancelled or the amount of such instalment so paid.
Payments due in respect of Notes for the time being represented by this Global Note shall be made to the bearer of this Global Note and each payment so made will discharge the Issuer’s obligations in respect thereof and any failure to make entries referred to above shall not affect such discharge.
If the Notes represented by this Global Note were, on issue, represented by a Temporary Global Note then on any exchange of such Temporary Global Note for this Global Note or any part hereof, the Issuer shall procure that:
(a)	if the Final Terms indicates that this Global Note is intended to be a New Global Note, details of such exchange shall be entered in the records of the relevant Clearing Systems such that the nominal amount of Notes represented by this Global Note shall be increased by the nominal amount of the Temporary Global Note so exchanged; or

(b)	if the Final Terms indicates that this Global Note is not intended to be a New Global Note, details of such exchange shall be entered by or on behalf of the Issuer in Schedule Two hereto and the relevant space in Schedule Two hereto recording such exchange shall be signed by or on behalf of the Issuer, whereupon the nominal amount of this Global Note and the Notes represented by this Global Note shall be increased by the nominal amount of the Temporary Global Note so exchanged.
This Global Note may be exchanged (free of charge) in whole, but, except as provided below, not in part, for Definitive Bearer Notes and (if applicable) Receipts, Coupons and/or Talons in or substantially in the forms set out in Part 5, Part 6, Part 7 and Part 8 of the Schedule 2 to the Trust Deed (on the basis that all the appropriate details have been included on the face of such Definitive Bearer Notes and (if applicable) Receipts, Coupons and/or Talons and the relevant information supplementing, replacing or modifying the Conditions appearing in the Final Terms has been endorsed on or attached to such Definitive Bearer Notes) or (if this Global Note is an Exchangeable Bearer Note) Registered Notes represented by the Certificates described in the Trust Deed:

(a)	if specified in the applicable Final Terms, upon not less than 60 days’ written notice being given to the Issuing and Principal Paying Agent by Euroclear and/or Clearstream, Luxembourg (acting on the instructions of any holder of an interest in this Global Note); or

(b)	if specified in the applicable Final Terms, only upon the occurrence of an Exchange Event; or

(c)	if this Global Note is an Exchangeable Bearer Note then, subject to Condition 2(f), by the holder hereof giving notice to the Issuing and Principal Paying Agent of its election to exchange the whole or a part of this Global Note for Registered Notes.
An Exchange Event means (unless otherwise specified in the applicable Final Terms):
(i)	an Event of Default has occurred and is continuing;

(ii)	the Issuer has been notified that both Euroclear and Clearstream, Luxembourg have been closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or have announced an intention permanently to cease business or have in fact done so and no alternative clearing system satisfactory to the Trustee is available; or

(iii)	the Issuer has or will become obliged to pay additional amounts as provided for or referred to in Condition 7 which would not be required were the Bearer Notes in definitive form.
Upon the occurrence of an Exchange Event:
(A)	the Issuer will promptly give notice to Noteholders in accordance with Condition 13 of the occurrence of such Exchange Event; and

(B)	Euroclear and/or Clearstream, Luxembourg (acting on the instructions of any holder of an interest in this Global Note) or the Trustee may give notice to the Issuing and Principal Paying Agent requesting exchange and, in the event of the occurrence of an Exchange Event as described in (iii) above, the Issuer may also give notice to the Issuing and Principal Paying Agent requesting exchange.
This Global Note is exchangeable in part only if this Global Note is an Exchangeable Bearer Note and the part thereof submitted for exchange is to be exchanged for Registered Notes.
Any such exchange shall occur on a date specified in the notice not later than 60 days (or, in the case of an exchange for Registered Notes, 5 days) after the date of receipt of the first relevant notice by the Issuing and Principal Paying Agent.
The first notice requesting exchange in accordance with the above provisions shall give rise to the issue of Definitive Bearer Notes for the total nominal amount of Notes represented by this Global Note.
Any such exchange as aforesaid will be made upon presentation of this Global Note by the bearer hereof on any day (other than a Saturday or Sunday) on which banks are open for business in London at the office of the Issuing and Principal Paying Agent specified above.
The aggregate nominal amount of Definitive Bearer Notes or Registered Notes issued upon an exchange of this Global Note will be equal to the aggregate nominal amount of this Global Note submitted for exchange. Upon exchange in full of this Global Note, the Issuing and Principal Paying Agent shall cancel it or procure that it is cancelled.

Certificates issued upon exchange for Registered Notes shall not be Global Certificates unless the holder so requests and certifies to the Issuing and Principal Paying Agent that it is, or is acting as, a nominee for Clearstream, Luxembourg or Euroclear.
Until the exchange of the whole of this Global Note as aforesaid, the bearer hereof shall in all respects be entitled to the same benefits as if he were the bearer of Definitive Bearer Notes and the relative Receipts, Coupons and/or Talons (if any) in the form(s) set out in Part 5, Part 6, Part 7 and Part 8 (as applicable) of the Schedule 2 to the Trust Deed.
The holder of this Global Note shall be treated at any meeting of the Noteholders as having one vote in respect of each Definitive Bearer Note for which this Global Note would be exchangeable.
In considering the interests of Noteholders while this Global Note is held on behalf of a clearing system, the Trustee may have regard to any information provided to it by such clearing system or its operator as to the identity (either individually or by category) of its accountholders with entitlements to this Global Note and may consider such interests as if such accountholders were the holder of this Global Note.
This Global Note does not confer on a third party any right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Global Note, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.
This Global Note, and any non-contractual obligations arising out of or in connection with it, are governed by, and shall be construed in accordance with, English law.
This Global Note shall not be valid unless authenticated by HSBC Bank plc as Issuing and Principal Paying Agent and, if the Final Terms indicates that this Global Note is intended to be held in a manner which would allow Eurosystem eligibility, effectuated by the entity appointed as common safekeeper by the relevant Clearing Systems.

IN WITNESS whereof the Issuer has caused this Global Note to be signed manually or in facsimile by a person duly authorised on its behalf.

Issued as of

VODAFONE GROUP PLC

By:
Duly Authorised
Authenticated by
HSBC Bank plc
as Issuing and Principal Paying Agent.

By:
Authorised Officer
4Effectuated without recourse,
warranty or liability by

as common safekeeper

By:

[4]	This should only be completed where the Final Terms indicates that this Global Note is intended to be held in a manner which would allow Eurosytem eligibility.

Schedule One*
PART I
INTEREST PAYMENTS

Confirmation of
	Interest Payment	Total amount of	Amount of interest	payment by or on
Date made	Date	interest payable	paid	behalf of the Issuer

*	Schedule One should only be completed where the Final Terms indicates that this Global Note is not intended to be a New Global Note.

PART II
PAYMENT OF INSTALMENT AMOUNTS

Remaining nominal
amount of this
	Total amount of	Amount of	Global Note	Confirmation of
	Instalment	Instalment	following such	payment by or on
Date made	Amounts payable	Amounts paid	payment *	behalf of the Issuer

*	See most recent entry in Part II, III or IV of Schedule Two in order to determine this amount.

PART III
REDEMPTION

Remaining nominal
			amount of this	Confirmation of
			Global Note	redemption by or
	Total amount of	Amount of	following such	on behalf of the
Date made	principal payable	principal paid	redemption*	Issuer

*	See most recent entry in Part II, III or IV of Schedule Two in order to determine this amount.

PART IV
PURCHASES AND CANCELLATIONS

Remaining nominal
		amount of this Global	Confirmation of
	Part of nominal amount	Note following such	purchase and
	of this Global Note	purchase and	cancellation by or on
Date made	purchased and cancelled	cancellation*	behalf of the Issuer

*	See most recent entry in Part II, III or IV of Schedule Two in order to determine this amount.

Schedule Two*
EXCHANGES
The following exchanges of a part of this the Temporary Global Note for a part of this Global Note or a part of this Global Note for Registered Notes have been made:

Nominal amount of
Temporary Global Note
	exchanged for this	Increased/decreased
	Global Note or of this	nominal amount of this
	Global Note exchanged	Global Note following	Notation made by or on
Date made	for Registered Notes	such exchange*	behalf of the Issuer

*	See most recent entry in Part II, III or IV of Schedule One or in this Schedule Two in order to determine this amount.

*	Schedule Two should only be completed where the Final Terms indicates that this Global Note is not intended to be a New Global Note.

ANNEX
[attach the Final Terms that relate to this Global Note]

PART 3
FORM OF REGULATION S GLOBAL CERTIFICATE
THE NOTES REPRESENTED BY THIS REGULATION S GLOBAL CERTIFICATE HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE SECURITIES ACT), OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES EXCEPT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.
VODAFONE GROUP PLC
(the Issuer)
(incorporated with limited liability in England and Wales)
REGULATION S GLOBAL CERTIFICATE
Registered Holder:
Address of Registered Holder:

Nominal amount of Notes
represented by this Regulation S Global
Certificate:
This Regulation S Global Certificate is issued in respect of a duly authorised issue of Notes of the Issuer (the Notes) of the Nominal Amount, Specified Currency(ies) and Specified Denomination(s) as are specified in the Final Terms applicable to the Notes (the Final Terms), a copy of which is annexed hereto. This Regulation S Global Certificate certifies that the Registered Holder (as defined above) is registered as the holder of such nominal amount of the Notes at the date hereof.
Interpretation and Definitions
References in this Regulation S Global Certificate to the Conditions are to the Terms and Conditions of the Notes as set out in the Schedule 1 to the Trust Deed (as defined below) as supplemented, replaced and modified by the Final Terms but, in the event of any conflict between the provisions of the Conditions and the information in the Final Term; the Final Terms will prevail. Words and expressions defined in the Conditions shall bear the same meanings when used in this Regulation S Global Certificate. This Regulation S Global Certificate is issued subject to, and with the benefit of, the Conditions and a Trust Deed (such Trust Deed as modified and/or supplemented and/or restated from time to time, the Trust Deed) dated 16 July 1999 and made between the Issuer (under its then name of Vodafone AirTouch Plc) and The Law Debenture Trust Corporation p.l.c as Trustee for the holders of the Notes.
Promise to Pay
The Issuer, subject as hereinafter provided and subject to and in accordance with the Conditions and the Trust Deed, promises to pay to the holder of the Notes represented by this Regulation S Global Certificate on each Instalment Date (if the Notes are repayable in instalments) and on the Maturity Date and/or on such earlier date(s) as all or any of the Notes represented by this Regulation S Global Certificate may become due and repayable in accordance with the Conditions and the Trust Deed, the amount payable under the Conditions in respect of such Notes on each such date and to pay interest (if any) on the nominal amount of the Notes from time to time represented by this Regulation S Global Certificate calculated and payable as provided in the Conditions and the Trust Deed together with any other sums payable under the Conditions and the Trust Deed.
For the purposes of this Regulation S Global Certificate, (a) the Issuer certifies that the Registered Holder is, at the date hereof, entered in the Register as the holder of the Notes represented by this Regulation S Global Certificate, (b) this Regulation S Global Certificate is evidence of entitlement only, (c) title to the Notes represented by this Regulation S Global Certificate passes only on due registration on the Register, (d) only the holder of the Notes, (in the case of payments of interest and Instalment Amounts (other than the Final Instalment)), as at the Record Date, represented by this Regulation S Global Certificate is entitled to payments in respect of the Notes represented by this Regulation S Global Certificate, and (e) the nominal amount of Notes represented by this Regulation S Global Certificate from time to time shall be that amount shown in the Register as being registered in the name of the Registered Holder hereof at such time.
Transfer of Notes represented by Regulation S Global Certificates
If the Final Terms state that the Notes are to be represented by a Regulation S Global Certificate on issue, transfers of the holding of Notes represented by this Regulation S Global Certificate pursuant to Condition 2(b) may only be made in part:
(a)	if the Notes represented by this Regulation S Global Certificate are held on behalf of Euroclear or Clearstream, Luxembourg or any other clearing system (an Alternative Clearing System) and any such clearing system is closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so and no alternative clearing system satisfactory to the Trustee is available; or

(b)	an Event of Default has occurred and is continuing; or

(c)	with the consent of the Issuer,
provided that, in the case of the first transfer of part of a holding pursuant to (a) or (b) above, the holder of the Notes represented by this Regulation S Global Certificate has given the Registrar not less than 30 days’ notice at its specified office of such holder’s intention to effect such transfer. Where the holding of Notes represented by this Regulation S Global Certificate is only transferable in its entirety, the Certificate issued to the transferee upon transfer of such holding shall be a Regulation S Global Certificate. Where transfers are permitted in part, Certificates issued to transferees shall not be Regulation S Global Certificates unless the transferee so requests and certifies to the Registrar that it is, or is acting as a nominee for, Clearstream, Luxembourg, Euroclear and/or an Alternative Clearing System.
Interests in a Regulation S Global Certificate will be exchangeable, free of charge to the holder, for definitive Regulation S Certificates only upon the occurrence of an Exchange Event. An Exchange Event means (unless otherwise specified in the applicable Final Terms) that:
(i)	an Event of Default has occurred and is continuing; or

(ii)	the Issuer has been notified that both Euroclear and Clearstream, Luxembourg have been closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or have announced an intention permanently to cease business or have in fact done so and, in any such case, no successor clearing system is available; or

(iii)	the Issuer has or will become subject to adverse tax consequences which would not be suffered were the Notes represented by definitive Regulation S Certificates.
Upon the occurrence of an Exchange Event:

(A)	the Issuer will promptly give notice to Noteholders in accordance with Condition 13; and

(B)	Euroclear and Clearstream, Luxembourg (acting on the instructions of any holder of an interest in such Regulation S Global Certificate) may give notice to the Registrar requesting exchange and, in the event of an Exchange Event as described in (iii) above, the Issuer many also give notice to the Registrar requesting exchange.
Any such exchange shall occur not later than 10 days after the date of receipt of the first relevant notice by the Registrar.
Meetings
At any meeting of Noteholders, the holder of the Notes represented by this Regulation S Global Certificate shall be treated as having one vote in respect of each nominal amount of Notes equal to the minimum Specified Denomination of the Notes.
This Regulation S Global Certificate shall not become valid for any purpose until authenticated by or on behalf of the Registrar.
This Regulation S Global Certificate, and any non-contractual obligations arising out of or in connection with it, shall be governed by and construed in accordance with English law.
IN WITNESS whereof the Issuer has caused this Regulation S Global Certificate to be signed manually or in facsimile by a person duly authorised on its behalf.
Dated as of the Issue Date.
VODAFONE GROUP PLC

By:
Duly Authorised
Authenticated
by HSBC Bank USA, National Association as Registrar

By:
Authorised Officer

Form of Transfer
     For value received the undersigned transfers to

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF TRANSFEREE)
[●] nominal amount of the Notes represented by this Regulation S Global Certificate, and all rights under them.

Dated

Signed	Certifying Signature

(a)	The signature of the person effecting a transfer shall conform to a list of duly authorised specimen signatures supplied by the holder of the Notes represented by this Regulation S Global Certificate or (if such signature corresponds with the name as it appears on the face of this Regulation S Global Certificate) be certified by a notary public or a recognised bank or be supported by such other evidence as a Transfer Agent or the Registrar may reasonably require.
(b)	A representative of the Noteholder should state the capacity in which he signs e.g. executor.

ANNEX
[attach Final Terms that relate to this Global Certificate]

PART 4
FORM OF DTC RESTRICTED GLOBAL CERTIFICATE
THE NOTES REPRESENTED BY THIS DTC RESTRICTED GLOBAL CERTIFICATE HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE SECURITIES ACT) OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES AND MAY NOT BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) IN ACCORDANCE WITH RULE 144A UNDER THE SECURITIES ACT TO A PERSON THAT THE HOLDER AND ANY PERSON ACTING ON ITS BEHALF REASONABLY BELIEVE IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, (2) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) , IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR RESALES OF THE NOTES REPRESENTED BY THIS DTC RESTRICTED CERTIFICATE.
Unless this DTC Restricted Global Certificate is presented by an authorised representative of The Depository Trust Company, a New York corporation (DTC) to the Issuer or its agent for registration of transfer, exchange or payment, and any definitive Note issued is registered in the name of Cede & Co. or such other name as is requested by an authorised representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorised representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL in as much as the registered owner hereof, Cede & Co., has an interest herein.
VODAFONE GROUP PLC
(the Issuer)
(incorporated with limited liability in England and Wales)
DTC RESTRICTED GLOBAL CERTIFICATE
Registered Holder:
Address of Registered Holder:
Nominal amount of Notes
represented by this DTC Restricted Global
Certificate:
This DTC Restricted Global Certificate is issued in respect of a duly authorised issue of Notes of the Issuer (the Notes) of the Nominal Amount, Specified Currency(ies) and Specified Denomination(s) as are specified in the Final Terms applicable to the Notes (the Final Terms), a copy of which is annexed hereto. This DTC Restricted Global Certificate certifies that the Registered Holder (as defined above) is registered as the holder of such nominal amount of the Notes at the date hereof.
Interpretation and Definitions
References in this DTC Restricted Global Certificate to the Conditions are to the Terms and Conditions or the Notes as set out in the Schedule 1 to the Trust Deed (as defined below) as supplemented, replaced and modified by the Final Terms but, in the event of any conflict between the provisions of the Conditions and the information in the Final Terms, the Final Terms will prevail. Words and expressions defined in the Conditions shall bear the same meanings when used in this DTC Restricted Global Certificate. This DTC Restricted Global Certificate is issued subject to, and with the benefit of, the Conditions and a Trust Deed (such Trust Deed as modified and/or supplemented and/or restated from time to time, the Trust Deed) dated 16 July 1999 and made between the Issuer (under its then name of Vodafone AirTouch Plc) and The Law Debenture Trust Corporation p.l.c as Trustee for the holders of the Notes.
Promise to Pay
The Issuer, subject as hereinafter provided and subject to and in accordance with the Conditions and the Trust Deed, promises to pay to the holder of the Notes represented by this DTC Restricted Global Certificate on each Instalment Date (if the Notes are repayable in instalments) and on the Maturity Date and/or on such earlier date(s) as all or any of the Notes represented by this DTC Restricted Global Certificate may become due and repayable in accordance with the Conditions and the Trust Deed, the amount payable under the Conditions in respect of such Notes on each such date and to pay interest (if any) on the nominal amount of the Notes from time to time represented by this DTC Restricted Global Certificate calculated and payable as provided in the Conditions and the Trust Deed together with any other sums payable under the Conditions and the Trust Deed.
For the purposes of this DTC Restricted Global Certificate, (a) the Issuer certifies that the Registered Holder is, at the date hereof, entered in the Register as the holder of the Notes represented by this DTC Restricted Global Certificate, (b) this DTC Restricted Global Certificate is evidence of entitlement only, (c) title to the Notes represented by this DTC Restricted Global Certificate passes only on due registration on the Register, (d) only the holder of the Notes, (in the case of payments of interest and Instalment Amounts (other than the Final Instalment)) as at the Record Date, represented by this DTC Restricted Global Certificate is entitled to payments in respect of the Notes represented by this DTC Restricted Global Certificate, and (e) the nominal amount of Notes represented by this DTC Restricted Global Certificate from time to time shall be that amount shown in the Register as being registered in the name of the Registered Holder hereof at such time.
Transfer of Notes represented by DTC Restricted Global Certificates
If the Final Terms state that the Notes are to be represented by a DTC Restricted Global Certificate on issue, transfers of the holding of Notes represented by this DTC Restricted Global Certificate pursuant to Condition 2(b) may only be made in part:
(a)	if the Notes represented by this DTC Restricted Global Certificate are held on behalf of DTC or any other clearing system (an Alternative Clearing System) and any such clearing system is closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so and no alternative clearing system satisfactory to the Trustee is available; or

(b)	an Event of Default has occurred and is continuing; or

(c)	with the consent of the Issuer
provided that, in the case of the first transfer of part of a holding pursuant to (a) or (b) above, the holder of the Notes represented by this DTC Restricted Global Certificate has given the Registrar not less than 30 days’ notice at its specified office of such holder’s intention to effect such transfer. Where the holding of Notes represented by this DTC Restricted Global Certificate is only transferable in its entirety, the Certificate issued to the transferee upon transfer of such holding shall be a DTC Restricted Global Certificate. Where transfers are permitted in part, Certificates issued to transferees shall not be DTC Restricted Global Certificates unless the transferee so requests and certifies to the Registrar that it is, or is acting as a nominee for, DTC and/or an Alternative Clearing System.

Interests in a DTC Restricted Global Certificate will be exchangeable, free of charge to the holder, for definitive DTC Restricted Certificates only upon the occurrence of an Exchange Event. An Exchange Event means (unless otherwise specified in the applicable Final Terms) that:
(i)	an Event of Default has occurred and is continuing; or

(ii)	either DTC has notified the Issuer that it is unwilling or unable to continue to act as depositary for the Notes and no alternative clearing system is available or DTC has ceased to constitute a clearing agency registered under the Exchange Act; or

(iii)	the Issuer has or will become subject to adverse tax consequences which would not be suffered were the Notes represented by definitive DTC Restricted Certificates.
Upon the occurrence of an Exchange Event:
(A)	the Issuer will promptly give notice to Noteholders in accordance with Condition 13; and

(B)	DTC (acting on the instructions of any holder of an interest in such DTC Restricted Global Certificate) may give notice to the Registrar requesting exchange and, in the event of an Exchange Event as described in (iii) above, the Issuer many also give notice to the Registrar requesting exchange.
Any such exchange shall occur not later than 10 days after the date of receipt of the first relevant notice by the Registrar.
Covenants
The statements set forth in the legend above are an integral part of the Notes in respect of which this DTC Restricted Global Certificate representing DTC Restricted Registered Notes is issued and by acceptance hereof each holder of such Notes agrees to be subject to and bound by the terms and provisions set forth in such legend.
Meetings
At any meeting of Noteholders, the holder of the Notes represented by this DTC Restricted Global Certificate shall be treated as having one vote in respect of each nominal amount of Notes equal to the minimum Specified Denomination of the Notes.
This DTC Restricted Global Certificate shall not become valid for any purpose until authenticated by or on behalf of the Registrar.
This DTC Restricted Global Certificate, and any non-contractual obligations arising out of or in connection with it, shall be governed by and construed in accordance with English law.
IN WITNESS whereof the Issuer has caused this DTC Restricted Global Certificate to be signed manually or in facsimile by a person duly authorised on its behalf.
Dated as of the Issue Date.
VODAFONE GROUP PLC

By:
Duly Authorised

Authenticated
by HSBC Bank USA, National Association as Registrar

By:
Authorised Officer

Form of Transfer
For value received the undersigned transfers to

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF TRANSFEREE)
[●] nominal amount of the Notes represented by this DTC Restricted Global Certificate, and all rights under them.

Dated

Signed	Certifying Signature

Notes:
(a)	The signature of the person effecting a transfer shall conform to a list of duly authorised specimen signatures supplied by the holder of the Notes represented by this DTC Restricted Global Certificate or (if such signature corresponds with the name as it appears on the face of this DTC Restricted Global Certificate) be certified by a notary public or a recognised bank or be supported by such other evidence as a Transfer Agent or the Registrar may reasonably require.

(b)	A representative of the Noteholder should state the capacity in which he signs e.g. executor.

ANNEX
[attach Final Terms that relate to this Global Certificate]

PART 5
FORM OF REGULATION S CERTIFICATE
On the front:
THE NOTES REPRESENTED BY THIS REGULATION S GLOBAL CERTIFICATE HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE SECURITIES ACT), OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES EXCEPT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.
VODAFONE GROUP PLC
(the Issuer)
(incorporated with limited liability in England and Wales)

[Specified Currency and Nominal Amount of Tranche]
NOTES DUE
[Year of Maturity]
This Regulation S Certificate certifies that [●] (the Registered Holder) is, as at the date hereof, registered as the holder of [nominal amount] of the Notes referred to above (the Notes) of the Issuer. References herein to the Conditions shall be to the Terms and Conditions [endorsed hereon/set out in the Schedule 1 to the Trust Deed (as defined below) which shall be incorporated by reference herein and have effect as if set out herein] as supplemented, replaced and modified by the relevant information (appearing in the Final Terms (the Final Terms)) endorsed hereon but, in the event of any conflict between the provisions of the said Conditions and such information in the Final Terms, such information will prevail. Words and expressions defined in the Conditions shall bear the same meanings when used in this Certificate. This Certificate is issued subject to, and with the benefit of, the Conditions and a Trust Deed (such Trust Deed as modified and/or supplemented and/or restated from time to time, the Trust Deed) dated 16 July 1999 and made between the Issuer (under its then name of Vodafone AirTouch Plc) and The Law Debenture Trust Corporation p.l.c. as trustee for the holders of the Notes.
The Issuer, subject to and in accordance with the Conditions and the Trust Deed, promises to pay to the Registered Holder hereof on [each Instalment Date and] the Maturity Date or on such earlier date as the Notes represented by this Certificate may become due and repayable in accordance with the Conditions and the Trust Deed, the amount payable on redemption of such Notes and to pay interest (if any) on the nominal amount of such Notes calculated and payable as provided in the Conditions and the Trust Deed together with any other sums payable under the Conditions and the Trust Deed.
For the purposes of this Regulation S Certificate, (a) the Issuer certifies that the Registered Holder is, at the date hereof, entered in the Register as the holder of the Note(s) represented by this Regulation S Certificate, (b) this Regulation S Certificate is evidence of entitlement only, (c) title to the Note(s) represented by this Regulation S Certificate passes only on due registration on the Register, and (d) only the holder of the Note(s) represented by this Regulation S Certificate is entitled to payments in respect of the Note(s) represented by this Regulation S Certificate.
This Regulation S Certificate shall not become valid for any purpose until authenticated by or on behalf of the Registrar.

This Regulation S Certificate, and any non-contractual obligations arising out of or in connection with it, shall be governed by and construed in accordance with English law.
IN WITNESS whereof this Regulation S Certificate has been executed on behalf of the Issuer.
Dated as of the Issue Date.
VODAFONE GROUP PLC

By:
Duly Authorised
Authenticated by HSBC Bank USA, National Association as Registrar.

By:
Authorised Officer

On the back:
Terms and Conditions of the Notes
[Conditions to be as set out in the Schedule 1 to this Trust Deed or such other form as may be agreed between the Issuer, the Issuing and Principal Paying Agent, the Registrar, the Trustee and the relevant Dealer(s), but shall not be endorsed if not required by the relevant Stock Exchange.]

Final Terms
[Here to be set out the text of the relevant information supplementing, replacing or modifying the Conditions which appears in the Final Terms relating to the Notes].

Form of Transfer
For value received the undersigned transfers to

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF TRANSFEREE)
[●] nominal amount of the Notes represented by this Regulation S Certificate, and all rights under them.

Dated

Certifying Signature

Signed

Notes:
(a)	The signature of the person effecting a transfer shall conform to a list of duly authorised specimen signatures supplied by the holder of the Notes represented by this Regulation S Certificate or (if such signature corresponds with the name as it appears on the face of this Regulation S Certificate) be certified by a notary public or a recognised bank or be supported by such other evidence as a Transfer Agent or the Registrar may reasonably require.
(b)	A representative of the Noteholder should state the capacity in which he signs.
Unless the context otherwise requires capitalised terms used in this Form of Transfer have the same meaning as in the Trust Deed.
[TO BE COMPLETED BY TRANSFEREE:
[INSERT ANY REQUIRED TRANSFEREE REPRESENTATIONS, CERTIFICATIONS, ETC.]]
ISSUING AND PRINCIPAL PAYING AGENT, TRANSFER AGENT AND REGISTRAR
HSBC Bank plc
8 Canada Square
London E14 5HQ
PAYING AGENT AND TRANSFER AGENT
HSBC Bank USA, National Association
452 Fifth Avenue
New York
NY 10018-2708

PART 6
FORM OF DTC RESTRICTED CERTIFICATE
On the front:
THE NOTES REPRESENTED BY THIS DEFINITIVE REGISTERED NOTE HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE SECURITIES ACT), OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES AND MAY NOT BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) IN ACCORDANCE WITH RULE 144A UNDER THE SECURITIES ACT TO A PERSON THAT THE HOLDER AND ANY PERSON ACTING ON ITS BEHALF REASONABLY BELIEVE IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, (2) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR RESALE OF THE NOTES REPRESENTED BY THIS DEFINITIVE REGISTERED NOTE.
[FOR PURPOSES OF SECTIONS 1271 ET. SEQ. OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS NOTE HAS ORIGINAL ISSUE DISCOUNT OF [currency][amount] PER EACH [currency][amount] OF PRINCIPAL AMOUNT OF THIS NOTE; THE ISSUE PRICE OF THIS NOTE IS [currency][amount]; THE ISSUE DATE IS [date]; AND THE YIELD TO MATURITY (COMPOUNDED [semi-annually]) IS [yield].]*.
VODAFONE GROUP PLC
(the Issuer)

(incorporated with limited liability in England and Wales)
[Specified Currency and Nominal Amount of Tranche]
NOTES DUE
[Year of Maturity]
This DTC Restricted Certificate certifies that [●] (the Registered Holder) is, as at the date hereof, registered as the holder of [nominal amount] of the Notes referred to above (the Notes) of the Issuer. References herein to the Conditions shall be to the Terms and Conditions [endorsed hereon/set out in Schedule 1 to the Trust Deed (as defined below) which shall be incorporated by reference herein and have effect as if set out herein] as supplemented, replaced and modified by the relevant information (appearing in the Final Terms (the Final Terms)) endorsed hereon but, in the event of any conflict between the provisions of the said Conditions and such information in the Final Terms, such information will prevail. Words and expressions defined in the Conditions shall bear the same meanings when used in this DTC Restricted Certificate. This DTC Restricted Certificate is issued subject to, and with the benefit of, the Conditions and a Trust Deed (such Trust Deed as modified and/or supplemented and/or restated from time to time, the Trust Deed) dated 16 July 1999 and made between the Issuer (under its then name of Vodafone AirTouch Plc) and The Law Debenture Trust Corporation p.l.c. as trustee for the holders of the Notes.

*	Legend to be borne by any Definitive Certificate issued with “original issue discount” for U.S federal income tax purposes.

The Issuer, subject to and in accordance with the Conditions and the Trust Deed, promises to pay to the Registered Holder hereof on [each Instalment Date and] the Maturity Date or on such earlier date as the Notes represented by this DTC Restricted Certificate may become due and repayable in accordance with the Conditions and the Trust Deed, the amount payable on redemption of such Notes and to pay interest (if any) on the nominal amount of such Notes calculated and payable as provided in the Conditions and the Trust Deed together with any other sums payable under the Conditions and the Trust Deed.
The statements set forth in the legend above are an integral part of the Notes in respect of which this DTC Restricted Certificate is issued and by acceptance hereof each holder of such Notes agrees to be subject to and bound by the terms and provisions set forth in such legend.
For so long as the Notes are outstanding, the Issuer will, during the period in which the Issuer is neither subject to Section 13 or 15(d) of the U.S. Securities Exchange Act of 1934, as amended, nor exempt from reporting pursuant to Rule 12g3-2(b) thereunder, provide to the holder hereof, or to any prospective purchaser hereof designated by such holder, upon request, the information required to be provided by Rule 144A(d)(4) under the U.S. Securities Act of 1933, as amended (the Securities Act).
For the purposes of this DTC Restricted Certificate, (a) the Issuer certifies that the Registered Holder is, at the date hereof, entered in the Register as the holder of the Note(s) represented by this DTC Restricted Certificate, (b) this DTC Restricted Certificate is evidence of entitlement only, (c) title to the Note(s) represented by this DTC Restricted Certificate passes only on due registration on the Register, and (d) only the holder of the Note(s) represented by this DTC Restricted Certificate is entitled to payments in respect of the Note(s) represented by this DTC Restricted Certificate.
This DTC Restricted Certificate shall not become valid for any purpose until authenticated by or on behalf of the Registrar.
This DTC Restricted Certificate, and any non-contractual obligations arising out of or in connection with it, shall be governed by and construed in accordance with English law.
IN WITNESS whereof this DTC Restricted Certificate has been executed on behalf of the Issuer.
Dated as of the Issue Date.
VODAFONE GROUP PLC

By:

Duly Authorised
Authenticated by HSBC Bank USA, National Association as Registrar.

By:

Authorised Officer

On the back:
Terms and Conditions of the Notes
[Conditions to be as set out in the Schedule 1 to this Trust Deed or such other form as may be agreed between the Issuer, the Issuing and Principal Paying Agent, the Registrar, the Trustee and the relevant Dealer(s), but shall not be endorsed if not required by the relevant Stock Exchange.]

Final Terms
[Here to be set out the text of the relevant information supplementing, replacing or modifying the Conditions which appears in the Final Terms relating to the Notes].

Form of Transfer
For value received the undersigned transfers to

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF TRANSFEREE)
[●] nominal amount of the Notes represented by this Regulation S Certificate, and all rights under them.

Dated

Certifying Signature
Signed

Notes:
(a)	The signature of the person effecting a transfer shall conform to a list of duly authorised specimen signatures supplied by the holder of the Notes represented by this DTC Restricted Certificate or (if such signature corresponds with the name as it appears on the face of this DTC Restricted Certificate) be certified by a notary public or a recognised bank or be supported by such other evidence as a Transfer Agent or the Registrar may reasonably require.
(b)	A representative of the Noteholder should state the capacity in which he signs.
Unless the context otherwise requires capitalised terms used in this Form of Transfer have the same meaning as in the Trust Deed.
[TO BE COMPLETED BY TRANSFEREE:
[INSERT ANY REQUIRED TRANSFEREE REPRESENTATIONS, CERTIFICATIONS, ETC.]]
ISSUING AND PRINCIPAL PAYING AGENT, TRANSFER AGENT AND REGISTRAR
HSBC Bank plc
8 Canada Square
London E14 5HQ
PAYING AGENT AND TRANSFER AGENT
HSBC Bank USA, National Association
452 Fifth Avenue
New York
NY 10018-2708

SIGNATORIES

Executed as a deed by
VODAFONE GROUP PLC
acting by:

ANDREW HALFORD

Director

STEPHEN SCOTT

Director/Secretary

THE COMMON SEAL of	)
THE LAW DEBENTURE TRUST	)
CORPORATION p.l.c.	)
was affixed to this deed	)
in the presence of:	)

JULIAN MASON-JEBB

KATY LEGROS

10 July 2009
VODAFONE GROUP PLC
and
THE LAW DEBENTURE TRUST
CORPORATION p.l.c.
further modifying the provisions of
the Trust Deed dated 16 July 1999
relating to a
€30,000,000,000
Euro Medium Term Note Programme
For Vodafone Group Plc:
LINKLATERS LLP
One Silk Street
London EC2Y 8HQ
For The Law Debenture Trust
Corporation p.l.c.:
ALLEN & OVERY LLP
One Bishops Square
London E1 6AD
EIGHTH
SUPPLEMENTAL
TRUST DEED